UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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VONAGE HOLDINGS CORP.

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VONAGE HOLDINGS CORP.
23 MAIN STREET
HOLMDEL, NJ 07733
April 27, 2020
Dear Shareholders,

We are pleased to invite you to attend the annual meeting of shareholders of Vonage Holdings Corp., to be held on Thursday, June 11, 2020 at 10:00 a.m., Eastern Time via live webcast at www.virtualshareholdermeeting.com/VG2020.
You can attend our 2020 Annual Meeting, vote your shares, and submit questions during the 2020 Annual Meeting via this live webcast. Details regarding access to the meeting and the business to be conducted are provided in the accompanying Notice of the 2020 Annual Meeting of Shareholders and Proxy Statement. Included with the Proxy Statement is a copy of our 2019 annual report, including our Form 10-K for the year ended December 31, 2019 (without exhibits). We encourage you to read our 2019 annual report, which includes audited financial statements and information about Vonage operations, markets, and products.
In 2019, we took a number of decisive actions to foster long-term success.We completed the move to our own technology across our core unified communications, contact center and API products, and we created highly focused go-to-market efforts including:

•	Driving accelerated revenue growth in high-value APIs, like video, voice and IP messaging;

•	Driving accelerated revenue growth in Applications among Mid-market and Enterprise customers while reducing our focus on the micro segment;

•	Revitalizing the Vonage brand with a new, unified, global identity; and

•	Investing significantly in product innovation and platform enhancements, including incorporating AI throughout our products via the acquisition of Over.ai.
We are working to realize the potential we believe this revolution in business communication represents for Vonage as we connect, deliver and enhance the way businesses communicate and operate from anywhere, in any channel, using any device.
During these unsettling and challenging times created by COVID-19, our hearts go out to all who have been affected by the global health crisis and we sincerely thank everyone working to combat and contain this threat and keep our day-to-day lives going. At Vonage, we are doing everything we can to maintain the health and well-being of our employees, while also ensuring we run our business effectively and help our customers do the same.
Your vote is important. Whether or not you plan to attend the 2020 Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction card, or by providing voting instructions to your broker, trustee, or nominee - all of which will ensure your representation at the 2020 Annual Meeting regardless of whether you attend the live webcast. Please review the instructions on the Notice you received in the mail and the proxy or voting instruction card regarding each of these voting options.
Also, if you plan to attend our 2020 Annual Meeting via the webcast, please see the instructions set forth in the Notice of the 2020 Annual Meeting of Shareholders.

I cannot conclude without thanking you for your investment, and without thanking my more than 2,400 colleagues for their hard work and dedication to Vonage. We look forward to your participation in our annual meeting and welcome your input throughout the year.
Sincerely,
Alan Masarek
Chief Executive Officer

ABOUT THE NEW VONAGE

Communications have profoundly changed. So have we.

WHO WE ARE

Reinventing communications all over again

Change is an essential part of the Vonage DNA. Our original business brought voice over Internet protocol, or VoIP, to families and small businesses. And now, we are transforming to make communications more flexible, accessible, intelligent, and personal, to help enterprises the world over stay ahead. Following through on this strategy, we have introduced a portfolio of products in unified communications, contact centers, and communications APIs all under one roof. Together, we believe we’ve created the world’s most flexible cloud communications platform

OUR PROMISE

Now we're talking

Technology is supposed to make things easier. So, why does the business communications business seem to make things so complicated? It’s simple to us: We want our stakeholders and customers to understand our unified communications solutions without needing a PhD. We’re keeping communications how they should be: straightforward.

OUR VALUES

What we believe

We care about our customers, our employees, and the world around us. We want our people to be welcoming, imaginative and proactive. We believe in diversity and inclusion, and we hire that way. We believe in putting the customer first. And we believe in giving back to the communities around us. Through The Vonage Foundation, Vonage and our employees can volunteer, give to charity, and support the causes we believe in. We work with nonprofits to help our employees volunteer within our local communities around the world. We give our employees paid volunteering days, and encourage them to support their favorite causes by matching their donations.

OUR PRODUCTS

Unified Communications, Contact Centers, Communications APIs

We believe our platform is uniquely flexible when it comes to our capabilities. Customers can choose from our stock of applications, all ready to go. Customers can select from our extensive portfolio of APIs to create their own apps and integrations. Or, they can get the best of both: choosing the apps they need and customizing them with our APIs.

OUR PRESENCE

We’re near you, wherever you are

If you are wondering what we’re about, here are a few distinctive facts and figures:

•	2,400 employees in over 20 offices around the world

•	900,000+ registered developers

•	236 US patents, and 71 patents in other countries

•	We serve over 100,000 businesses worldwide

VONAGE BY THE NUMBERS

2019 Performance

•	Over $1 billion in annual revenues

•	Business revenues grew from $91 million in 2014 to $804 million

•	Business service revenues of $720 million

2019 Compensation

•	Short and long-term equity incentives for named executive officers are majority performance based with a multi-year long-term incentive performance period

•	Annual compensation metrics are tied to:

•	Building revenues in our strategically important business segment

•	OIBDA to reflect overall profitability

•	CSAT to emphasize customer satisfaction

•	Long-term compensation metrics are tied to stock price and relative shareholder returns

FOCUSING ON OUR PEOPLE AND OUR COMPANY

Comprehensive Awards

•	Competitive salaries, incentives, and retirement plans

•	Discretionary time off

•	Employment recognition programs

•	Health and wellness benefit plans

•	Educational assistance/tuition reimbursements program

Strategic approach to diversity and inclusion

•	Flexible remote working and parental leave

•	Mandatory unconscious bias training for all employees

•	Company-sponsored networking events for women

•	Gender pay parity review and action plan

•	Objectives and key results of senior executives include metrics on diversity, pay equity, voluntary terminations, and internal promotions

Investments in employee training and development

•	Accelerated leadership development and emerging leadership programs

•	Vonage Learning Hub for employee development including product and sales trainings, and professional and leadership development

•	Required employee trainings including the Vonage Code of Conduct, information security, cybersecurity, anti-harassment, anti-bribery, and prohibitions on insider trading

Cybersecurity and Data Protection

•	Oversight of cybersecurity and data protection with quarterly CISO reporting to the Board of Directors

•	Dedicated Data Protection Officer who oversees the Company’s compliance with applicable data protection laws worldwide

•	Online employee training modules required no less than annually in both data protection awareness and department-specific guidance

•	Embedding data protection by design principles into workflow processes across the organization

•	Establishing the Vonage Privacy Champions program to provide motivated employees an opportunity for professional development while raising awareness of and interest in data protection issues

VONAGE HOLDINGS CORP.
23 MAIN STREET
HOLMDEL, NJ 07733
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., local time, on Thursday, June 11, 2020

Place	via live webcast at www.virtualshareholdermeeting.com/VG2020

Items of Business	At the meeting, we will ask you and our other shareholders to:

(1)	elect eight Directors for a term to expire at the 2021 Annual Meeting of Shareholders;

(2)	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

(3)	approve our named executive officers' compensation in an advisory vote.

The shareholders will also act on any other business as may properly come before the meeting or any postponement or adjournment of the meeting. The Board of Directors has no knowledge of any other business to be transacted at the annual meeting.

Record Date
You may vote if you were a shareholder of record at the close of business on April 14, 2020. A list of these shareholders will be open for examination by any shareholder for any purpose germane to the 2020 annual meeting for a period of 10 days prior to the meeting at our principal executive offices at 23 Main Street, Holmdel, NJ 07733, and electronically during the 2020 Annual Meeting at www.virtualshareholdermeeting.com/VG2020 when you enter your 12-Digit Control Number.

Proxy Voting
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, the section titled “Questions and Answers about the Proxy Materials and the Annual Meeting” below or, if you requested to receive printed proxy materials, your enclosed proxy card.

Attending the Meeting
You are entitled to attend the 2020 Annual Meeting only if you were a Vonage shareholder at the close of business on April 14, 2020, or you hold a valid proxy for the 2020 Annual Meeting. Instructions on how to attend and participate in the 2020 Annual Meeting live via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VG2020.

By order of the Board of Directors,

Randy K. Rutherford, Chief Legal Officer and Corporate Secretary
Holmdel, NJ
April 27, 2020
Important Notice Regarding the Availability of Proxy Materials for Our
Annual Meeting of Shareholders to Be Held on June 11, 2020
The accompanying proxy statement and our 2019 annual report to shareholders are available at
http://ir.vonage.com/

Q: How many shares must be present or represented to conduct business at the annual meeting?	72
Q: What is the voting requirement to approve each of the proposals?	72
Q: What is the effect of not casting a vote or not providing voting instructions?	73
Q: What happens if additional matters are presented at the annual meeting?	73
Q: Who will serve as inspector of elections?	73
Q: What should I do if I receive more than one set of voting materials?	73
Q: What is “householding” and how do I revoke my consent to the householding program?	74
Q: How may I obtain a copy of our 2019 annual report and proxy materials?	74
Q: Who will bear the cost of soliciting votes for the annual meeting?	74
Q: What is the deadline to propose actions for consideration at the 2021 annual meeting of stockholders or to nominate individuals to serve as directors?	74

APPENDIX A	C-1

Proxy Voting Instructions and Proxy Card	C-4

PROPOSAL NO. 1
ELECTION OF DIRECTORS

OUR BOARD OF DIRECTORS

WHO WE ARE
We believe that the tone for excellence, as well as the tone for integrity, is set at the top. As members of Vonage’s Board of Directors, we take accountability seriously. So, we open this proxy by telling you about who we are and what skills and attributes each of us brings to our Board service.
We follow that with descriptions of how we are selected and elected, how we are organized and evaluated, how we govern, and how you can communicate with us. But we start with who we are.
As previously disclosed, given corporate policy at his employer, Naveen Chopra will be retiring from our Board of Directors effective at our 2020 Annual Meeting. Mr. Chopra has served as an independent director since July 2014. We thank Mr. Chopra for his many contributions to the Board of Directors and years of dedicated service.
The persons named in the enclosed proxy card will vote to elect each of the following nominees as a director, unless the proxy is marked otherwise. Each director nominee has indicated a willingness to serve, if elected. If any nominee becomes unable or unwilling to serve, the proxies may be voted for substitute nominees selected by our Board of Directors.
Nominees for Terms Expiring in 2020 (Class I and Class II Directors)

Hamid Akhavan

Age: 58

Independent Director since December 2016

Committees: Compensation; Nominating and Governance
Experience:

•	Partner at Twin Point Capital, a growth-oriented private equity firm based in New York, NY and Palo Alto, CA (April 2018 to present)

•	Partner at Long Arc Capital, a private equity firm specializing in disruptive technology investments (August 2016 to March 2018)

•	Chief Executive Officer of Unify Inc. (formerly Siemens Enterprise), a global supplier of Unified Communication (UC) and Contact Center (CC) services (February 2010 to January 2014)

•	Chief Operating Officer of Deutsche Telecom (February 2010 to January 2014)

•	Chief Executive Officer of T-Mobile International (December 2006 to March 2009)

•	Began his career at Jet Propulsion Laboratory (NASA) and Bell Communications Research
Education:

•	BS, Electrical Engineering and Computer Science, California Institute of Technology (Caltech)

•	MS, Electrical Engineering and Computer Science, Massachusetts Institute of Technology (MIT)
Other Boards:

•	National Broadband Ireland, a private company (since January 2020)

Qualifications:
Mr. Akhavan has extensive leadership experience at organizations spanning from large public corporations, to private-equity funded companies, to startups, with vast expertise in the wireless, software and services markets, as well as in enterprise cloud communications. Mr. Akhavan brings deep international and versatile technology, enterprise and communications experience, and adds significant strategic insight to our Board.

Jan Hauser

Age: 61

Independent Director since September 2019

Committees: Audit
Experience:

•	Vice President, Chief Accounting Officer of General Electric Company (NYSE: GE) (April 2013 to September 2018)

•	Partner in the Accounting Services Group of PricewaterhouseCoopers ("PwC") National Professional Services Group (1993 to 2013)

•	Professional Accounting Fellow in the Office of the Chief Accountant at the Securities and Exchange Commission (1991 to 1993)
Education and Certifications:

•	Bachelor of Business Administration, Accounting, summa cum laude, University of Wisconsin (Whitewater)

•	Certified Public Accountant
Qualifications:
Ms. Hauser is a global finance leader and retired PwC partner, bringing more than 35 years of experience navigating highly-complex business transactions. She is a stalwart leader through change and has partnered with senior executives and board members during challenging business conditions. With over 19 years as a PwC partner coupled with her SEC experience, Ms. Hauser also possesses deep insight into regulatory policy and procedure. In addition, Ms. Hauser has been determined to be an "Audit Committee Financial Expert" under SEC rules.

Priscilla Hung

Age: 53

Independent Director since August 2019

Experience:

•
Chief Operating Officer of Guidewire Software, Inc. (NYSE: GWRE), a technology platform that unifies software, services and partner ecosystem to power property & casualty insurers, serving a global community of more than 350 primary insurers of all sizes and lines of business in 40 countries (2017 to present); Chief Administrative Officer & SVP of Corporate Development (2014 to 2017); other positions including Business Development, Global Alliances, Strategic Finance, Corporate Infrastructure, and Legal Affairs; joined 2005

•	Held several management positions at Ariba Inc., including Director of Operations and Director of Global Channels and Alliances

•	Held several channel, business development, and product marketing positions at Sun Microsystems, Uniface/Compuware, Pyramid/Siemens Nixdorf, and Oracle Corporation
Education:

•	MEng, Operation Research & Industrial Engineering, Cornell University
Qualifications:
Ms. Hung brings more than 30 years of experience in technology and platform-based services to the Vonage Board, including deep experience in worldwide operations, including product development, corporate and product strategy, presales, product marketing, alliances, information systems technology and security, cloud operations, and customer success.
Carolyn Katz

Age: 58

Independent Director since January 2014

Committees: Audit; Compensation
Experience:

•	Executive Chair of Author & Company, a digital publisher (2012 to present)

•	Principal of Providence Equity Partners Inc., a private investment firm specializing in equity investments in telecommunications and media companies (May 2000 to October 2001)

•	Held positions at Goldman, Sachs & Co., most recently as a managing director and co-head of Emerging Communications (June 1984 to April 2000)
Other Boards:

•	Cogent Communications (Nasdaq: CCOI) (since November 2019)
Education:

•	BA, summa cum laude, Princeton University

Qualifications:
Ms. Katz brings more than 20 years of experience in technology and telecommunications to the Vonage Board, including deep experience helping communications companies with corporate development, international expansion and emerging technologies. In addition, Ms. Katz has been determined to be an "Audit Committee Financial Expert" under SEC rules, and provides guidance and perspective on financial and strategic matters.
Alan Masarek

Age: 59

Chief Executive Officer of the Company

Director since November 2014
Experience:

•	Chief Executive Officer of the Company (November 2014 to present)

•	Director, Chrome & Apps at Google, Inc. (June 2012 to October 2014)

•	Co-Founder of Quickoffice, Inc. and served as Chief Executive Officer (July 2007 to June 2012, when acquired by Google)

•	Co-Founder, Chairman and Chief Executive Officer of AdOutlet, Inc. (April 1999 to September 2001)

•	Held senior leadership roles, including President at Advanced Health Corp. (September 1995 to March 1999)
Education:

•	BBA, Magna Cum Laude, The University of Georgia

•	MBA, Harvard Business School
Qualifications:
Mr. Masarek brings to our Board of Directors extensive business leadership, with more than 25 years of C-level experience at technology-centric companies that span corporate, venture and entrepreneurial settings. He brings to the Board strong leadership qualities, corporate development experience, deep experience in technological innovation, and a proven ability to develop breakthrough products and services that drive profitable growth.
Michael J. McConnell

Age: 54

Independent Director since March 2019 (pursuant to a Cooperation Agreement with Legion Asset Management Partners, LLC)

Committees: Audit
Experience:

•	Private investor

•
Chairman of the Board of Spark Networks, Inc., a global, on-line dating company (January 2015 until June 2017); Interim Executive Chairman and Chief Executive Officer (August 2014 through December 2014); Director (July 2014 until the company was sold in November 2017)

•	Chief Executive Officer of Collectors Universe, Inc., a provider of third-party authentication and grading of high value collectibles (2009 to 2012); Director (2007 to 2013)

•	Managing Director of Shamrock Capital Advisors, an investment manager of domestic and international alternative asset funds, where he was a member of the firm’s Executive Committee (1994 to 2007)
Other Boards:

•	Current:

◦	Adacel Technologies (ASX: ADA), a developer of air traffic management systems (since May 2017)

◦	Jacob Stern & Sons, a privately owned importer, exporter, processor and distributor of specialty agricultural products (since July 2019)

◦	Advisor to Thorney Investments, a private-family investment company located in Melbourne Australia (since January 2016)

•	Former:

◦	SPS Commerce (Nasdaq: SPSC), a leader in cloud-based supply chain management solution (March 2018 until July 2019)

◦	Guidance Software Inc., a provider of forensic security and risk management applications (April 2016 until the company was sold in September 2017)

◦
Served on numerous other public and private company boards in the United States, Australia, New Zealand and Ireland including in the past five years: Redflex Holdings Limited, Vitacost.com and Best International Limited.

Education:

•	MBA, University of Virginia, Darden Graduate School of Business Administration

•	AB, Economics, Harvard University
Qualifications:
Mr. McConnell brings over 20 years of public company non-executive Board experience, public company investor experience, and perspectives as an operating chief executive officer in public companies. In addition, Mr. McConnell has been determined to be an "Audit Committee Financial Expert" under SEC rules.

John J. Roberts

Age: 75

Lead Independent Director since February 2015

Director since August 2004

Committees: Audit (Chair); Nominating and Governance
Experience:

•	Global Managing Partner for PricewaterhouseCoopers LLP, a provider of assurance, tax, and advisory services (1998 until his retirement in June 2002)

•	Chief Operating Officer of Coopers & Lybrand (1994 to 1998, when it merged with Price Waterhouse)
Other Current Boards:

•	Armstrong World Industries, Inc. (NYSE: AWI); audit committee member

•	Safeguard Scientifics, Inc. (NYSE: SFE), audit committee member

•	Pennsylvania Real Estate Investment Trust (NYSE: PEI), trustee and audit committee member
Education and Certifications:

•	BSBA, Drexel University

•	Certified Public Accountant

Qualifications:
As a result of his roles at PricewaterhouseCoopers LLP and its predecessors, Mr. Roberts, chairman of our audit committee, has experience in public company accounting, risk management, disclosure, and financial system management and has been determined to be an "Audit Committee Financial Expert" under SEC rules. He also has extensive public company board experience (including specific experience on audit committees). Mr. Roberts brings this experience to his role as our Lead Independent Director.

Gary Steele

Age: 57

Independent Director since July 2016

Committees: Nominating and Governance (Chair)
Experience:

•	Chairman and CEO of Proofpoint, Inc. (Nasdaq: PFPT) a global Security as a Service vendor (2002 to present)

•	CEO of Portera, an applications company delivering solutions for the professional services industry (1998 to 2002)

•	Vice President and General Manager of the Middleware and Data Warehousing Product Group at Sybase, Inc. where he initiated and spearheaded many early internet projects (1995 to 1997)

•	Served in business development, marketing, and engineering roles at Sun Microsystems and Hewlett-Packard
Education:

•	BS, Computer Science, Washington State University
Other Boards:

•	Upwork Inc. (Nasdaq: UPWK) (since August 2018)
Qualifications:
Mr. Steele brings a broad range of enterprise Software as a Service (SaaS) experience to Vonage, as well as deep knowledge of enterprise sales operations and distribution. Mr. Steele adds understanding of the evolving enterprise SaaS market and his strategic experience with global B2B service and subscription businesses. Our Board has considered that Mr. Steele may be deemed to be "over-boarded" under the published criteria of certain institutional investors and a proxy advisory firm, and believes that Mr. Steele devotes the requisite time and attention to fulfilling his Board duties, including chairing the nominating and governance committee.

Directors Whose Terms Expire in 2021 (Class III Directors)
Jeffrey A. Citron

Age: 49

Chairman of the Board of Directors since January 2001

Experience:

•	Private Investor

•	Managing Partner, KEC Ventures (2011 to present)

•	President, Mannis Group (January 2015 to present)

•	Interim Chief Executive Officer of the Company (April 2007 to July 2008)

•	Chief Strategist of the Company (February 2006 to July 2008)

•	Chief Executive Officer of the Company (January 2001 through February 2006);
Qualifications:
As a Founder and former Chief Executive Officer and Chief Strategist of Vonage, Mr. Citron brings deep institutional knowledge and perspective regarding our strengths, challenges, opportunities, and operations to his role as Chairman of our Board of Directors. Mr. Citron brings entrepreneurial and business-building skills and experience to Vonage. He also brings the perspective of a shareholder with significant stock ownership in us. In addition, Mr. Citron possesses an extensive understanding of telecommunications technologies, including VoIP technology.
Stephen Fisher

Age: 55

Independent Director since January 2013

Committees: Compensation (Chair)

Experience:

•	Senior Vice President and Chief Technology Officer at eBay, Inc. (September 2014 to May 2019)

•
Executive Vice President of Technology at Salesforce.com, an enterprise cloud computing company (December 2008 to September 2014); Senior Vice President of Platform Product Management (January 2007 to December 2008); Senior Vice President, Platform Division (November 2005 to January 2007); Vice President, Engineering (March 2005 to November 2005); joined in 2004

•	Architect at AT&T Labs, Inc. (March 2001 to October 2004)

•	Founder, President and Chief Executive Officer of NotifyMe Networks, Inc. (May 1999 to March 2001)

•	Served as Department Manager, Internet Products Group at Apple Computer, Inc. and was a Lecturer at Stanford University
Education and Certifications:

•	MS, Computer Science, Stanford University

•	BS, Mathematical and Computational Science, Stanford University

Qualifications:
Mr. Fisher brings deep technology experience to our Board of Directors, including expertise in cloud computing, systems architecture, software development, and information, data, and cybersecurity. He is an inventor on 14 U.S. patents and has worked with both start-ups and established technology companies. Mr. Fisher also brings senior leadership and compensation experience to the Board.

Board Composition & Skills Matrix
We currently have an eleven-member Board of Directors, each of whom, other than our CEO, is independent within the meaning of the Nasdaq Listing Rules. As a group, our Directors have a wide range of backgrounds, experience, and expertise relevant to our Company. The median tenure of our Directors is approximately 6 years, with three having joined in 2019. Together, the members of our Board combine deep knowledge of the Company with a diversity of perspectives.
No director, director nominee, or associate of any director or director nominee, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director, director nominee or executive officer is related by blood, marriage or adoption to any other director or executive officer. The skills matrix below does not include Mr. Chopra, who will be retiring effective at our 2020 Annual Meeting.

	Akhavan	Citron	Fisher	Hauser	Hung	Katz	Masarek	McConnell	Roberts	Steele
Term Expiration	2020	2021	2021	2020	2020	2020	2020	2020	2020	2020
Vonage Committee Membership	C, N		C	A		A, C		A	A, N	N
C-Level Public Company Experience	✓	✓	✓	✓	✓		✓	✓		✓
Corporate Governance / Compensation	✓	✓	✓	✓		✓	✓	✓	✓	✓
Finance and Capital Markets	✓	✓		✓		✓	✓	✓	✓
Financial Literacy	✓	✓		✓	✓	✓	✓	✓	✓
International	✓			✓	✓	✓		✓	✓
Investment Experience	✓	✓			✓	✓		✓
M&A/Corporate Development & Strategy	✓	✓		✓	✓	✓	✓	✓	✓
Operational (sales and marketing, network, IT, information security, service delivery etc.)	✓	✓	✓		✓		✓		✓	✓
Product Development/Technology	✓	✓	✓		✓		✓		✓	✓
Public Company Board Membership	✓		✓			✓		✓	✓	✓
Risk Management	✓		✓	✓	✓	✓		✓	✓	✓
Tenure (Years)	3	19	7	<1	<1	6	5	1	15	3

Recommendation of our Board of Directors

Our Board of Directors recommends that the shareholders vote FOR the election to our Board of Directors of Hamid Akhavan, Jan Hauser, Priscilla Hung, Carolyn Katz, Alan Masarek, Michael McConnell, John Roberts, and Gary Steele.

HOW WE ARE SELECTED, ELECTED, AND EVALUATED

Director Attributes and Nomination Process
We believe that each member of our Board of Directors should possess certain qualities, including ethical character, sound judgment, and demonstrated business acumen. In addition, Board members should be familiar with our business and industry, be able to work harmoniously, be free of conflicts of interest, be willing to devote sufficient time to satisfy obligations as a director, and be willing to act in the long-term interests of all shareholders. While we do not have a formal diversity policy, we seek to have Directors representing a range of experiences, qualifications, skills, and backgrounds relevant to our activities. Our nominating and governance committee has made Board diversity a priority in its evaluation of director candidates.

We added three independent directors, Jan Hauser, Priscilla Hung, and Michael McConnell during 2019 and we continue to be committed to ongoing refreshment.
In recruiting and selecting director candidates, our nominating and governance committee considers various factors, including the experience and expertise of existing Board members and the alignment of candidates' abilities and qualifications with the long-term strategic direction of the Company and the qualities described above. To identify director candidates, our nominating and governance committee makes requests to Board members and others for recommendations and uses the services of third-party search firms. The committee meets from time to time to evaluate biographical information and background material relating to potential candidates and sets up interviews of selected candidates by members of the committee and the Board.
Shareholders may recommend individuals to our nominating and governance committee for consideration as potential director candidates by contacting Vonage Holdings Corp., Attn: Corporate Secretary, 23 Main Street, Holmdel, NJ 07733. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the annual meeting at which it is proposed that the candidate be elected to the Board.

Shareholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the Board, by following the procedures set forth under “Questions And Answers About The Proxy Materials And The Annual Meeting—What is the deadline to propose actions for consideration at the 2021 annual meeting of shareholders or to nominate individuals to serve as Directors?” Candidates nominated by shareholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.

Cooperation Agreement with Legion Partners

On March 15, 2019, we entered into an agreement (the “Cooperation Agreement”) with Legion Partners Asset Management, LLC and certain related investors (collectively, “Legion Partners”). Pursuant to the Cooperation Agreement, the Company appointed Michael J. McConnell to the Board of Directors. Pursuant to the Cooperation Agreement, Mr. McConnell served an initial term expiring at the Company’s 2019 Annual Meeting of shareholders and was included in the Company's slate of director nominees for election for a one-year term at the 2019 Annual Meeting.

On February 26, 2020, we entered into a renewal agreement to the Cooperation Agreement (the "Renewal Agreement") with Legion Partners. Pursuant to the Renewal Agreement, Mr. McConnell is included in the Company's slate of director nominees for election for a one-year term at the 2020 Annual Meeting of Shareholders.

At the 2020 Annual Meeting and at any special meeting of the Company’s shareholders held prior to the date of termination of the Standstill Period (defined below), the Cooperation Agreement, as extended by the Renewal Agreement, requires Legion Partners to vote all of its shares of Company common stock in favor of the election of Directors nominated by the Board and on other matters in accordance with the Board’s recommendation, subject to certain exceptions.

The Cooperation Agreement, as extended by the Renewal Agreement, includes certain restrictions, applicable from March 15, 2019 until the date that is 15 calendar days prior to the last day of the advance notice period for the submission by shareholders of director nominations for the 2021 Annual Meeting of shareholders, as set forth in the advance notice provisions of our Amended and Restated By-laws (the “Standstill Period”), which is subject to earlier termination under certain circumstances. During the Standstill Period, Legion Partners is restricted from, among other things, proposing certain extraordinary transactions, engaging in any solicitation of proxies or written consents relating to the Company, or acquiring any Vonage securities or derivatives that would result in Legion Partners having beneficial ownership of more than 4.9% of the Company’s outstanding common stock while the Company’s tax benefits preservation plan is in effect, or more than 9.9% otherwise.

Declassification of the Board
During 2018, our Board of Directors recommended, and our shareholders approved, amendments to our Restated Certificate of Incorporation and Amended and Restated By-laws to provide for a phased elimination of our classified board structure (the "Amendments").
The Amendments eliminate the classification of the Board over a three-year period beginning at the 2019 Annual Meeting. Any director elected at the 2019 Annual Meeting or any annual meeting thereafter is elected for a one-year term. To avoid ambiguity, the Amendments specify that Directors elected before 2019 (including those elected at the 2018 Annual Meeting) serve out their three-year terms.
Accordingly, the three-year term for the Class I Directors elected at the 2016 Annual Meeting expired as originally scheduled at the 2019 annual meeting, the three-year term for the Class II Directors elected at the 2017 Annual Meeting will expire as originally scheduled at the 2020 Annual Meeting of shareholders, and the three-year term for the Class III Directors elected at 2018 Annual Meeting will expire at the 2021 Annual Meeting.
Beginning with the 2021 Annual Meeting, all Directors will stand for annual elections. The table below summarizes the current implementation of the declassification:

Annual Meeting Year	Length of Term for Directors Elected	Year Term Will Expire	Portion of the Board Elected at the Annual Meeting
2020	1 Year	2021	8 of 10
2021 and thereafter	Annual Election	One Year Later	10 of 10
Under a classified board structure, Directors may only be removed with cause or may voluntarily resign. Section 141(k) of the Delaware General Corporation Law requires that Directors serving on a non-classified board may be removed by shareholders either with or without cause. Therefore our Restated Certificate of Incorporation provides that once the Board of Directors ceases to be classified in 2021, Directors may be removed with or without cause or may voluntarily resign.
Majority Voting and Director Resignation Policy
Our by-laws provide for a majority voting standard, which means that Directors are elected by a majority of the votes cast in elections for which the number of nominees for election does not exceed the number of Directors to be elected.  A plurality vote standard applies to contested elections where the number of nominees exceeds the number of Directors to be elected.
In connection with the majority voting standard, the Company’s governance principles provide for a director resignation policy. Under this policy, any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender his or her resignation within 10 days of the certification of the relevant election results. The nominating and governance committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the nominating and governance committee’s recommendation and will disclose the action it has taken and its rationale within 90 days of the certification of the relevant election results.
Annual Board and Committee Evaluations
The Board has implemented a director peer review process in order to ensure that we have the right mix of skills and experience on the Board, and to ensure the appropriate level of performance.
Our nominating and governance committee oversees annually a self-evaluation by our Board of Directors of its performance during the prior year. As part of this process our nominating and governance committee will generally conduct an evaluation to review the progress and effectiveness of our Board of Directors and its committees, and submits comments to the Lead Independent Director. Following discussion with the Lead Independent Director, our nominating and governance committee reports back to our Board of Directors, and the full Board of Directors will consider and discuss the committee's report, including assessing whether the current leadership structure continues to be appropriate for Vonage and its shareholders.
During 2019, the nominating and governance committee engaged a third party to conduct an independent Board and committee evaluation.

HOW WE ARE ORGANIZED

Our Board of Directors is currently composed of ten independent Directors (nine of whom are nominees for re-election at the 2020 Annual Meeting), and Mr. Masarek, our Chief Executive Officer. Our Board of Directors has established audit, compensation and nominating and governance committees. Each of the Board committees is composed solely of independent Directors, each with a different independent director serving as committee chair.
Our governance principles provide that our Board of Directors may fill the roles of Chairman of the Board and Chief Executive Officer based upon what is in the best interests of Vonage and its shareholders at any point in time. Our Board of Directors has determined that the positions of Chairman of the Board and Chief Executive Officer should be held by different persons, and has also determined the Board should have a Lead Independent Director who has not previously held an executive position with the Company. Mr. Citron, who has deep institutional knowledge of the Company, serves as Chairman of the Board, and Mr. Roberts serves as our Lead Independent Director. Our governance principles provide the flexibility for our Board of Directors to modify our leadership structure in the future as appropriate.
Our Lead Independent Director:
•has the responsibility to schedule and prepare agendas for and to chair meetings of non-management or independent Directors;
•presides at all meetings of the Board at which our Chairman of the Board is not present;
•coordinates with our Chairman of the Board and our Chief Executive Officer, and other Directors, to determine the frequency and length of Board meetings, and coordinates with our Chairman of the Board and our Chief Executive Officer to set the agenda for each Board meeting;
•facilitates communication between our Chairman of the Board and our Chief Executive Officer and the other Directors (however, Directors are free to, and do routinely, communicate directly with our Chairman of the Board and our Chief Executive Officer);
•causes the dissemination of information to the other members of our Board;
•raises issues on behalf of the non-management or independent Directors when appropriate;
•has the authority to call meetings of non-management or independent Directors;
•speaks on behalf of the independent Directors when necessary;
•discusses Board and committee evaluations with the nominating and governance committee;
•conducts evaluations of our Chief Executive Officer and other executive officers in coordination with the compensation committee; and
•coordinates with our Chairman of the Board and our Chief Executive Officer to monitor communications from shareholders and other interested parties.
Board Committees
Our Board has established audit, compensation, and nominating and governance committees, each of which operates under a charter that has been approved by our Board. Current copies of each committee's charter are posted on the Corporate Governance section of our website at http://ir.vonage.com/.
Our Board has determined that all of the members of each of these committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

Audit Committee
The audit committee's responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work and evaluating the performance of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal controls over financial reporting and disclosure controls and procedures;

•	overseeing our internal audit function;

•	reviewing management's risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm;

•	establishing procedures for the receipt, retention, confidential treatment, and investigation of accounting or auditing related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	overseeing compliance by the Company with applicable laws and regulations;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules, which is included below in this proxy statement.
The members of our audit committee are Mr. Roberts (Chair), Mr. Chopra, Ms. Hauser, Ms. Katz, and Mr. McConnell. Each member of our audit committee meets the standards for financial literacy for companies listed on the Nasdaq Stock Market. In addition, our Board of Directors has determined that Mr. Roberts, Mr. Chopra, Ms. Hauser, Ms. Katz, and Mr. McConnell, each of whom is independent under applicable rules governing independence of audit committee members, are each also an “Audit Committee Financial Expert” as defined by applicable SEC rules.
Compensation Committee
The compensation committee's responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other executives;

•	determining, along with our other independent Directors, compensation for our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing risks arising from our compensation policies and practices;

•	overseeing and administering our cash and equity incentive plans;

•
appointing, approving the compensation of, assessing the independence of, and overseeing the work of any compensation consultant, independent legal counsel or other advisor retained by the compensation committee;

•	monitoring compliance of executive officers with our stock ownership policy;

•
reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included below in this proxy statement and considering the results of the most recent shareholder advisory vote on executive compensation; and

•	preparing the compensation committee report required by SEC rules, which is included below in this proxy statement.
Independent Compensation Advisor
The compensation committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities under its charter. The compensation committee has engaged and utilizes the services of an independent compensation consultant, Meridian Compensation Partners, LLC, to advise the committee in connection with its oversight of our compensation program. The compensation consultant attends meetings of the compensation committee as requested and also communicates with the compensation committee outside of meetings. The compensation consultant reports to the compensation committee rather than to management, although the compensation consultant may meet with management from time to time for purposes of gathering information on proposals that management may make to the compensation committee, at the request of the compensation committee. The compensation committee is free to replace the compensation consultant or hire additional consultants at any time. The compensation consultant does not provide services to management. In selecting its compensation consultant, the compensation committee considered factors relevant to the consultant's independence, including the factors set forth in applicable rules of the Nasdaq Stock Market, and determined that the services provided by Meridian in 2019 did not raise any conflicts of interest. The processes and procedures followed by our compensation committee in considering and determining executive compensation are described below under the heading “Compensation Discussion and Analysis.”

Compensation committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also other Board members, our chief executive officer, chief financial officer, chief legal officer, and our chief human resources officer.

The members of our compensation committee are Mr. Fisher (Chair), Mr. Akhavan, and Ms. Katz. In the case of all members of the compensation committee, our Board has considered the independence criteria set forth in the Nasdaq Listing Rules that are specifically applicable to compensation committee members and determined that each of the members of our compensation committee is independent.
Nominating and Governance Committee
The nominating and governance committee's responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to our Board the persons to be nominated for election as Directors for appointment and to each of the Board's committees;

•	making recommendations to our Board on the size of and criteria for membership on the Board and Board committees;

•	reviewing and making recommendations to the Board with respect to the compensation of non-executive Directors;

•	developing and recommending governance principles to the Board;

•	reviewing our disclosures regarding the specific experience, qualifications, attributes or skills that led to the conclusion that each director and nominee should serve as a director;

•
reviewing the Board's leadership structure in light of our specific characteristics and circumstances and recommending changes, if any, to the Board for approval, and reviewing our disclosure regarding Board leadership structure; and

•	overseeing an annual self-evaluation of the Board and its committees.

An independent compensation consultant, Meridian Compensation Partners, LLC, advised the committee in connection with reviewing the compensation of non-executive Directors during 2019. The processes and procedures followed by the nominating and governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”
The members of our nominating and governance committee are Mr. Steele (Chair), Mr. Akhavan, and Mr. Roberts.

HOW WE GOVERN AND ARE GOVERNED
Governance Principles
Our Board of Directors has adopted governance principles to assist in the exercise of its duties and responsibilities and to serve the best interests of our shareholders and the overall success of the business. These principles, which provide a framework for the conduct of the Board's business, provide that:

•	the Board's principal responsibility is to oversee the management of Vonage to assure that the best interests of the Company and its shareholders are being served;

•	a majority of the members of our Board shall be independent Directors;

•	the independent Directors meet regularly in executive session;

•	Directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new Directors participate in an orientation program and all Directors are encouraged to participate in continuing director education on an ongoing basis; and

•
annually our Board and its committees will conduct a self-evaluation to assess whether they are functioning effectively and efficiently (during 2019, the nominating and governance committee engaged a third party to conduct an independent Board and committee evaluation).

Board Determination of Independence
Under applicable Nasdaq Stock Market rules, a director will only qualify as “independent” if our Board affirmatively determines that he or she has no material relationship with Vonage that would interfere with the exercise of independent judgment. Our Board has established guidelines to assist it in determining whether a director has such a material relationship. The guidelines are included in our governance principles, which are available on our website as discussed above. Under these guidelines, a director is not considered to have a material relationship with Vonage if he or she:

•	is independent under Section 5605 of the Nasdaq Listing Rules; and

•
is not an executive officer of another company which is indebted to Vonage, or to which Vonage is indebted, where the total amount of either company's indebtedness to the other is more than 1% of the total consolidated assets of the company for which he or she serves as an executive officer.

In addition, ownership of a significant amount of our stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other independent members of our Board.
Our Board has determined that Jeffrey Citron, Hamid Akhavan, Stephen Fisher, Jan Hauser, Priscilla Hung, Carolyn Katz, Naveen Chopra, Michael McConnell, John J. Roberts, and Gary Steele meet the categorical standards described above, that none of these Directors has a material relationship with Vonage and that each of these Directors is “independent” as determined under Section 5605 of the Nasdaq Listing Rules.
None of the Directors determined to be independent engaged in any related person transactions with the Company. In making its determination that Mr. Citron is “independent”, our Board considered the fact that the Company provided health insurance and medical care payments to Mr. Citron in the amount of $27,827, $29,457, and $30,185 in 2017, 2018, and 2019, respectively. The Board also considered Mr. McConnell's appointment to our Board through a Cooperation Agreement with Legion Partners Asset Management, LLC, as described under "Cooperation Agreement with Legion Partners" above.

Board Meetings and Attendance
During 2019, our Board of Directors met 8 times, our audit committee met 4 times, our compensation committee met 8 times, and our nominating and governance committee met 6 times. During 2019, each current director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.
Director Attendance at Annual Meeting of Shareholders
Our governance principles provide that Directors are encouraged to attend the annual meeting of shareholders. All of our Directors then serving on our Board attended the 2019 annual meeting of shareholders.
Directors Changing Their Present Job Responsibilities
Our governance principles require Directors who substantially change their present job responsibilities to tender their resignation to the Chairman of the Board, who must refer it to our nominating and governance committee for review. Our Board of Directors, upon the recommendation of the nominating and governance committee, determines whether to accept the resignation. In cases in which a director is uncertain as to whether he or she ought to tender his or her resignation, our Board of Directors expects such director to consult with the chairman of the nominating and governance committee. The nominating and governance committee shall consider a director's other job responsibilities in its deliberations concerning Directors' standing for re-election.
During 2019, all Directors were compliant with the Board's resignation policy.

Governance of Compliance and Control Functions
Oversight of risk management, compliance, and related control functions are also important to our Board's governance functions. Some of these include:
Risk Management and Role of the Board in Risk Oversight
Our Chief Executive Officer reports directly to our Board of Directors and is responsible for the day-to-day management of our Company, including how the Company addresses risk. Our Chief Financial Officer is responsible for day-to-day financial risk management under the direction of our Chief Executive Officer. Management has implemented an enterprise risk management process to identify, assess, and manage the most significant risks facing us and conducts risk assessments of our business periodically. The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk. Our senior leadership team, functional heads, and other managers are surveyed and/or interviewed to develop this information. The enterprise risk management process is led by our Chief Legal Officer, who reports to our Chief Executive Officer, and our Vice President, Internal Audit, who reports directly to our audit committee. In 2019, our Chief Legal Officer and Vice President, Internal Audit, provided status updates on our enterprise risk management process and related activities to our audit committee.
In support of the overall enterprise risk management process, our Chief Information Security Officer conducts further risk analysis from an information security and cybersecurity risk perspective and throughout 2019 provided status updates on related activities to our Board of Directors.
Our Board of Directors is involved in oversight of Vonage's risk assessment and monitoring processes, which it conducts primarily through the work of committees of the Board. Management reviews significant risks with our Board of Directors throughout the year, as necessary and/or appropriate, and conducts a formal review of its assessment and management of the most significant risks with our Board of Directors on a periodic basis. Our audit committee has oversight responsibility to review management's risk assessment and risk management policies, including the policies and guidelines used by management to identify, monitor and manage our exposure to risk. Our audit committee reviews and discusses with our management, our outside auditor and our internal auditors the material risks facing Vonage and our management's plans to manage the risks identified as a result of the enterprise risk management process and reports on its review to the full Board of Directors. Our compensation committee reviews risks arising from our compensation policies and practices and reports on its review to the full Board of Directors.
Transactions with Related Persons
Policies and Procedures for Related Person Transactions
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Vonage is or will be a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved or ratified by the Board's audit committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion after considering the factors set forth below, as appropriate, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the material terms of the transaction and the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person's interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may impose any conditions on the related person transaction it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions requiring approval or ratification for purposes of this policy:

•
interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of Vonage's annual gross revenues; and

•	a transaction that is specifically contemplated by provisions of Vonage's certificate of incorporation or bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.
Related Person Transactions During 2019
The Company did not participate in any related persons transactions during 2019.
Codes of Conduct
We have a comprehensive code of conduct applicable to all our Directors, officers, and employees and have a finance code of ethics applicable to our chief executive officer, chief financial officer and employees in our finance organization. The code of conduct and the finance code of ethics are posted in the Corporate Governance section of our website: http://www.vonage.com/investor-relations/governance. We will provide you with printed copies of our codes free of charge on written request to Vonage Holdings Corp., Attn: Corporate Secretary, 23 Main Street, Holmdel, NJ 07733. We intend to disclose any waivers from provisions of our codes that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions, as well as amendments to our code(s) that are required to be disclosed under SEC rules, on the Corporate Governance section of our website promptly following the date of such amendment or waiver.
Compensation Committee Interlocks and Insider Participation
During 2019, the members of our compensation committee were Mr. Akhavan, Mr. Chopra, Mr. Fisher, and Ms. Katz. None of the members of our compensation committee was at any time in 2019, or formerly, an officer or employee of Vonage, and none of the members of our compensation committee had any relationship with Vonage requiring disclosure as a related person transaction under Item 404 of Regulation S-K. See “Transactions with Related Persons.” During 2019, none of our executive officers served as a member of the compensation committee or Board of Directors of any entity that had one or more executive officers that served on our compensation committee or Board of Directors.
Impact of Compensation Policies on Risk Management
Our compensation committee, with the assistance of its independent compensation consultant, reviewed our compensation policies and practices for our employees, including executive officers, and determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on us. Our compensation committee noted several aspects of the design of our compensation program that reduce the likelihood of excessive risk-taking:

•	The program provides a balanced mix of cash and equity, and annual and longer-term incentives.

•
We set varied performance goals that we believe are reasonable in light of corporate strategy, past performance, future projections, market conditions, analyst expectations, and our debt covenants. These performance goals encourage a balanced emphasis on growth, profitability, and operational performance. If management overemphasized any single metric, possibly increasing risk to our long-term performance, it would likely be at the expense of other metrics resulting in reduced compensation. This balanced approach helps mitigate risk and drive long-term performance.

•	Performance goals are primarily team oriented rather than individually focused, and tied to measurable factors.

•
Assuming we achieve at least a minimum level of performance, payouts under our incentive plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.

•	Maximum payout levels for bonuses based upon performance are capped (on each measure and overall).

•	Our compensation committee has discretion to adjust bonus payouts, including making downward adjustments.

•
We use a mix of performance-based and time-based restricted stock units. We use restricted stock units for equity awards in part because they retain value even in a depressed market so that executives are less likely to take unreasonable risks to get, or keep, options “in-the-money.” Performance-based restricted stock units also act to better align the interests of our Named Executive Officers ("NEOs") with those of our shareholders.

•
Under our Incentive Compensation Recovery Policy, the compensation committee may recoup from a covered officer (including NEOs) incentive compensation, including improper gains from the sale or disposition of vested equity awards, in the event of a material restatement of the Company's financial results (other than as a result of a change in accounting rules, principles or interpretations) caused or substantially caused by the misconduct of the covered officer.

•	Multi-year overlapping vesting periods for equity awards limit employee ability to benefit from short-term risky behavior and encourage long-term decision making and value creation.

•	Under our stock ownership guidelines, each named executive officer is required to own a number of shares of Company common stock having a value equal to a multiple of his or her base salary.

•	Our securities trading compliance policy prohibits all Directors and employees from engaging in any strategy or using any product to hedge against potential changes in the value of Vonage securities.

•
Our securities trading compliance policy prohibits all Directors and employees from, directly or indirectly, pledging a significant amount of Vonage securities, including the intentional creation of any form of pledge, security interest, deposit, or lien, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any shares, whether with or without notice, consent, or default, except in limited circumstances.

Prohibited Hedging Transactions
Our securities compliance trading policy prohibits all Directors and employees from engaging in any strategy or using any product to hedge against potential changes in the value of Vonage securities, including short selling techniques, "sales against the box", puts, calls, and other derivative securities, prepaid variable forwards, equity swaps, collars, exchange funds, and forward-sale contracts.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below. Based on the foregoing review and discussion, the compensation committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
By the Compensation Committee of the Board of Directors of Vonage Holdings Corp.
Stephen Fisher, Chair
Hamid Akhavan
Carolyn Katz

HOW YOU CAN COMMUNICATE WITH US
Our Board seeks, and welcomes, information from a diverse array of sources to help it perform its oversight functions. The Board has always valued input from shareholders as they both represent a wide array of backgrounds and perspectives and have a financial stake in the value of their input.
Our Board therefore maintains a number of means for shareholder input. Shareholders can participate in our annual meeting as well as in our engagement outreach and investor relations functions. The Company maintains reporting mechanisms as well as when these contain Board-relevant information.
Our Board will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Communications are forwarded to all Directors if they relate to important substantive matters or include suggestions or comments that the Lead Independent Director considers to be important for the Directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.
Shareholders and other interested parties who wish to send communications to our Lead Independent Director or the independent Directors as a group or the Board should address such communications to such Directors or the Board of Directors, Vonage Holdings Corp., Attn: Corporate Secretary, 23 Main Street, Holmdel, NJ 07733.

AUDIT COMMITTEE REPORT
In the performance of its oversight responsibilities, the audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2019 and the evaluation of our internal control over financial reporting as of that date, and has discussed them with our management and our independent registered public accounting firm.
The audit committee has also received from, and discussed with, our independent registered public accounting firm various matters that are required to be discussed under Public Company Accounting Oversight Board standards.
The audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm its independence. The audit committee has concluded that the provision of audit and non-audit services by Deloitte & Touche, LLP during the fiscal year ended December 31, 2019 was compatible with Deloitte & Touche, LLP's independence.

Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

As discussed under Proposal No. 2, following this process the audit committee selected Deloitte and Touche, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
By the Audit Committee of the Board of Directors of Vonage Holdings Corp.
John J. Roberts, Chairman
Naveen Chopra
Jan Hauser
Carolyn Katz
Michael McConnell

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
We are asking shareholders to ratify the audit committee's appointment of Deloitte and Touche, LLP ("Deloitte") as Vonage's independent registered public accounting firm for the year ending December 31, 2020. Deloitte was appointed as Vonage's independent registered public accounting firm beginning with fiscal year 2017. Although shareholder approval of the audit committee's appointment of Deloitte is not required by law or our certificate of incorporation or bylaws, our Board of Directors and the audit committee believe that it is advisable to give shareholders an opportunity to ratify the appointment. In the event the shareholders fail to ratify the appointment, the audit committee will reconsider this appointment. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in Vonage's and its shareholders' best interests.
In deciding to re-appoint Deloitte as Vonage’s independent registered public accounting firm, the audit committee considered a variety of factors, including Deloitte’s  knowledge of the Vonage’s business and technical expertise, the quality and candor of Deloitte’s communications with the audit committee, Deloitte’s  independence, the quality and timeliness of the services provided by Deloitte (including feedback from management), and the appropriateness of Deloitte’s  fees.

Representatives of Deloitte are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.
Auditors' Fees
The following table summarizes the fees Deloitte & Touche billed to us for fiscal 2019.

Fee Category	Fiscal Year 2019	Fiscal Year 2018
Audit Fees (1)	$2,442,565	$1,847,700
Tax Fees (2)	895,447	450,320
Audit Related Fees (3)	175,000	701,000
Total Fees	$3,513,012	$2,999,020
 ______________

(1)
Audit fees consist of amounts billed for the audit of our annual financial statements included in our annual report on Form 10-K, the review of the interim financial statements included in our quarterly reports on Form 10-Q, the audit of internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor can reasonably provide to a client including comfort letters, and consents and assistance with and review of documents filed with the SEC.

(2)	Tax fees consist of amounts billed for advisory services regarding tax compliance issues and the completion of corporate tax returns.

(3)	Audit related fees represent fees for services performed in connection with SEC correspondence.

Pre-Approval Policies and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

The audit committee pre-approved all of the fees billed to us by Deloitte & Touche for 2019.
Recommendation of our Board of Directors
Our Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Deloitte and Touche, LLP to serve as Vonage's independent registered public accounting firm for the year ending December 31, 2020.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background
In accordance with Section 14A of the Securities Exchange Act of 1934, our shareholders are being provided the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers (NEOs) as disclosed in this proxy statement (a "Say-on-Pay" vote).
As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our Board of Directors believes that the compensation of our NEOs, developed in consultation with a leading compensation consultant, is designed to facilitate long-term shareholder value creation, and is important in attracting, motivating and retaining the high caliber of executive talent necessary to drive our business. We believe the program delivers pay which is strongly linked to Company performance over time.
This vote on Proposal 3 is not intended to address any specific element of compensation. Rather, the vote relates to the overall compensation of our NEOs and the policies and practices described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The Say-on-Pay vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the compensation committee. To the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, the compensation committee will evaluate whether any actions are necessary to address the concerns of shareholders. We currently conduct annual Say-on-Pay votes. Shareholders have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the Say-on-Pay vote is scheduled to occur at the 2023 Annual Meeting of Shareholders.
The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy will be viewed as approval of this Proposal 3. Abstentions and broker non-votes have no impact on the results of the vote.
Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Recommendation of our Board of Directors
Our Board of Directors recommends that the shareholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

COMPENSATION
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis, we address the compensation provided to our named executive officers (NEOs). We also discuss the goals for our executive compensation program and other important factors underlying our compensation practices and policies.

Executive Summary
Our Company

At Vonage, our strategy is to build the world’s most flexible cloud communications platform. Our mission is to make communications more flexible, intelligent, and personal to help businesses differentiate themselves by creating a better experience for their customers and employees. We provide Unified Communications as a Service (UCaaS) and Contact Center as a Service (CCaaS) business solutions in our Applications Group and Communications Platform as a Service (CPaaS) business solutions in our API Platform Group, all built from a single platform. True to our roots as a technology disruptor, our flexible approach helps us to better serve the growing collaboration, communications, and customer experience needs of companies, across all communications channels. Every company is different, which is why we believe it is essential to provide communications flexibility to our customers. Vonage customers can choose from our Applications products, or may use our portfolio of APIs to create their own applications and integrations. Or, our customers may use Applications while customizing with APIs to fit their business needs. Whatever our customers choose, we provide our customers the ability and flexibility to integrate voice, video, messaging and chat apps and social media from a single owned platform.

We also provide a robust set of feature-rich residential communication solutions that allow consumers to connect their home phones and mobile phones to one number, and we offer competitive international long-distance rates.

Our more than 2,400 employees are dedicated to cultivating new ideas and to finding solutions that create more value for our customers.
Named Executive Officers
Our “Named Executive Officers” are the executive officers who are included in the Summary Compensation Table. They include the following current officers:

•	Alan Masarek, Chief Executive Officer

•	David T. Pearson, Chief Financial Officer

•	Omar Javaid, President, API Platform Group and Chief Product Officer

•	Sagi Dudai, Chief Technology Officer

•	Susan Quackenbush, Chief Human Resources Officer

•	Dennis Fois, Former President, Applications Group
On January 13, 2020, we announced that David Pearson plans to retire. Mr. Pearson will serve as the Chief Financial Officer though May 2020, and may subsequently serve as a special advisor for transition purposes.
Effective April 30, 2019, Mr. Fois left the Company. For information regarding termination payments, see "Potential Payments Upon Termination of Employment or Change-in-Control," below.

Shareholder Outreach and Results of the 2019 Say-on-Pay Voting Results
At our 2019 annual meeting, shareholders approved our Say-on-Pay vote with 85.4% support.
Last year, we continued our outreach to shareholders regarding compensation and governance related matters, speaking to a substantial majority our top 10 shareholders. Vonage and its Board take shareholder feedback seriously, and incorporated that feedback in the review of our compensation programs and in our Board refreshment process. In light of discussions with our shareholders and in response to our say-on-pay support in 2019, the following changes have been made to our 2020 executive compensation program:
•Introduced a new financial performance metric that will account for 25% of our performance-based stock awards and foster greater alignment between rewards and profitable multi-year Service revenue growth (remaining 75% continues to be based on relative Total Shareholder Return (TSR)).
•Shifted the weighting of stock awards to our CEO from 60% to 75% performance-based awards, and for all other executive officers from 50% to 60% performance-based awards in furtherance of our pay-for-performance philosophy.
•Enhanced executive officer bonus metrics to include objectives that not only include financial and operating performance, but also require improvements on gender diversity and pay equity within the Company.
We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including information about the fiscal 2019 compensation of our NEOs.

2019 Compensation Program Overview
Our executive program is designed to align shareholder interests with those of executives over the long-term. For our CEO, 78% of his compensation is long-term and equity based, 64% is strictly performance-based, and only 10% is conveyed in base salary and all other compensation. Below is a summary of our executive compensation program.
For purposes of this table, Consolidated OIBDA less Capex is a non-GAAP measure and is calculated as GAAP income (loss) from operations excluding certain items including depreciation and amortization, share-based expense, organizational transformation, and capital expenditures.

2019 Performance
Our fiscal 2019 financial performance, along with the individual performance of our NEOs, served as key factors in determining compensation for 2019. Our 2019 compensation program measured results against our strategic plan and is designed to award individual performance. In 2019, our management team continued to successfully pivot to cloud communications for the business market and drove business revenues to record levels. The team accomplished these results while also optimizing the profitability of our consumer services business. Building on the momentum of previous years, Vonage delivered strong financial and operational results in 2019, as follows:

•	Delivered total revenues of $1,189 million, an increase from $1,049 million in the prior year, and our fifth consecutive year of consolidated revenue growth.

•	Grew Vonage Business revenue 32% to $804 million, up from $608 million in 2018.

•	GAAP Net Loss was $19 million or ($0.08) Per Share on a diluted basis, and Net Income, excluding adjustments*, of $46 million or $0.19 Per Share on a diluted basis.

•	Achieved Adjusted OIBDA* of $158 million.

•	Produced net cash provided by operating activities of $93 million, and Free Cash Flow* of $44 million, our ninth consecutive year of positive Free Cash Flow.

*Adjusted OIBDA, net income excluding adjustments and free cash flow are non-GAAP financial measures. We define adjusted OIBDA as GAAP income from operations excluding depreciation and amortization, share-based expense, amortization of costs to implement cloud computing arrangements, acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation, costs associated with organizational transformation, and other non-recurring items. We define adjusted net income (loss), as GAAP net income (loss) excluding amortization of acquisition - related intangibles, amortization of costs to implement cloud computing arrangements, acquisition related costs, acquisition related consideration accounted for as compensation, amortization of debt discount, organizational transformation, other non-recurring items, and tax effect on adjusting items. We define free cash flow as net cash provided by operating activities minus capital expenditures, intangible assets, and acquisition and development of software assets. Please refer to Appendix A for reconciliations of: (1) adjusted OIBDA to GAAP income from operations, (2) net income excluding certain adjustments to GAAP net income, and (3) free cash flow to GAAP cash provided by operating activities.
2019 Executive Compensation Program Outcomes

Despite our strong performance in 2019, the Company did not achieve the ambitious target level of performance on the measures used to assess annual performance (which included business services revenue, consolidated OIBDA, and customer satisfaction). Consequently, the annual performance-based executive compensation program delivered below-target payouts to our named executives for 2019. However, the Company made significant progress on business revenue and customer satisfaction, improving our performance over both 2018 actual and target results. Each of our named executives earned approximately 82% of his or her target awards.

The Company's long-term performance led to executives earning a stronger payout from long-term grants made in 2017. At the end of 2019, and using the Company's TSR measurement methodology under the Long-Term Incentive Program (as described in the section "Vesting of Prior LTI Awards"), the Company's three-year cumulative TSR was approximately 22%, which ranked at the 52nd percentile of the performance peer group and resulted in the vesting of 107% of the target number of shares awarded.

Compensation and Governance Matters
Our compensation committee reviews our compensation programs, competitor company data and best practices in the executive compensation area annually to determine whether changes should be made to address the objectives described below. We continue to believe that our current structure helps to align executive and shareholder interests while providing performance and retention incentives in a competitive compensation package.
We have adopted compensation practices and policies that our Board believes advance our compensation objectives, including:

	Things We Do	Summary
✓	Emphasize Pay for Performance	We link our named executive officers’ incentive compensation to our financial performance and the attainment of specified goals that drive shareholder value.
✓	Retain an Independent Compensation Consultant
Our compensation committee uses an independent compensation consultant to advise the committee on its oversight of our compensation program. The compensation consultant does not provide services to management.

✓	Grant Performance-Based Equity
We award a significant portion of our long-term incentive compensation in the form of performance-based restricted stock units. The number of units actually earned is determined at the end of the three year period based on relative shareholder return performance.

✓	Maintain Robust Stock Ownership Guidelines	Our stock ownership guidelines require that our CEO maintain a stock ownership level equal to 5x base salary and that our other NEOs maintain a stock ownership level equal to 3x base salary.
✓	Maintain Incentive Compensation Recovery Policy
Our Incentive Compensation Recovery Policy permits the Company to recoup from a covered officer (including NEOs) excess compensation and to recover improper gains in the event of a material restatement of the Company's financial results caused by the misconduct of the covered officer.

✓	Incentive Compensation Plan	Our 2015 Equity Plan includes several provisions that are protective of our shareholders, including annual award limitations, and minimum vesting and exercise price provisions.
✓	Have "double-trigger" vesting of equity awards upon a change-in-control
Our 2015 Equity Plan includes several provisions that are protective of our shareholders, including "double trigger" vesting upon a change-in-control. Our compensation committee has discretion whether to accelerate vesting upon a change of control.

	Things We Don't Do	Summary
x	Use Stock Options in our Long-Term Incentive Program	We do not provide annual long-term incentive compensation in the form of stock options. Stock options are available for purposes of promotion, special, or new hire grants.
x	Allow the repricing of options or "evergreen" share counting under our 2015 Equity Plan	Our 2015 Equity Plan contains prohibitions on evergreen provisions, and a prohibition on the repricing of options.
x	Permit Hedging of Company Stock
Our securities trading compliance policy prohibits any director, officer or employee from engaging in any strategy or using any product to hedge against potential changes in the value of Vonage securities.

x	Permit Pledging of Company Stock	Our securities trading compliance policy prohibits any director, officer or employee, except in limited circumstances, from directly or indirectly pledging Vonage securities.
x	Pay Excise Tax Gross-ups Upon Change of Control.	Our 2015 Equity Plan does not allow for the payment of excise tax gross-ups upon a change of control.
x	Provide Material Perquisites to our NEOs.	We only provide minimal perquisites deemed necessary to support greater efficiency in how our executives work for us.

2019 Executive Compensation Program

The 2019 compensation for our executive officers was designed to meet the following objectives:

•	Provide competitive compensation in order to attract, retain, and motivate highly-skilled executives. We refer to this objective as “competitive compensation.”

•
Reinforce the importance of meeting and exceeding identifiable and measurable goals, while not encouraging our management to take unreasonable risks. We refer to this objective as “performance incentives.”

•
Provide opportunities for our executive officers to acquire meaningful equity ownership that will encourage the creation of shareholder value. We refer to this objective as “alignment with shareholder interests.”

•	Provide an incentive for long-term continued employment with us. We refer to this objective as “retention incentives.”
The principal components of 2019 compensation were as follows:

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation

Annual Cash Bonus	Performance Incentives Competitive Compensation

Long-Term Incentives	Retention Incentives Alignment with Shareholder Interests Performance Incentives Competitive Compensation

When reviewing the compensation program, our compensation committee, with the assistance of an independent compensation consultant, considers the impact of the compensation program on Vonage's risk profile. Our compensation committee believes that our compensation program has been structured to provide strong incentives for executives to appropriately balance risk and reward. See also “Impact of Compensation Policies on Risk Management” above.

Engagement of Compensation Consultant
The compensation committee has the authority to engage its own independent consultants, counsel and other advisors to assist in carrying out its responsibilities under its charter. The compensation committee retained Meridian Compensation Partners, LLC, an independent compensation consultant, as described in further detail under “Compensation Committee” above, to advise the committee in connection with its oversight of our compensation program for 2019.
Our management, aided by our human resources and finance departments, and eConsultingNetwork, a compensation consultant retained by management, provided statistical data and survey information to the compensation committee to assist it in determining 2019 compensation levels. The compensation committee considered various factors, including the factors set forth in SEC rules, and determined that the services provided by eConsultingNetwork in 2019 did not raise any conflicts of interest. While the compensation committee utilized this information and valued management's observations with regard to compensation, the ultimate decisions regarding executive compensation were made by the compensation committee in consultation with the committee's own compensation consultant.

Willis Towers Watson, a compensation consultant retained by management, provided assistance in defining an appropriate peer group for executive compensation purposes for review and consideration by the compensation committee. The compensation committee considered various factors, including the factors set forth in SEC rules, and determined that the services provided by WillisTowersWatson in 2019 did not raise any conflicts of interest. While the compensation committee utilized this information and valued management's observations with regard to the peer group, the ultimate decisions regarding peer groups were made by the compensation committee in consultation with the committee's own compensation consultant.
Determination of Competitive Compensation
As part of our annual process for assessing the competitiveness of executive compensation, we compare the compensation of our executives to survey data. For 2019 pay decisions, we used the following data sources:

•	2018 Radford Global Technology Survey - Communications/Internet/Software (revenue $0.5B - $2.5B).

•	2018 Equilar Top 25 Survey - Internet Services, Software, Technology, Telecom Services, Telecom Technologies (revenue $0.5B - $2.5B).
Because the compensation committee was seeking survey data covering a broad range of companies meeting the revenue and industry criteria set forth above, the compensation committee did not focus on the individual companies included in the survey data. We refer to the data sources described above as the “market sample.”
We placed equal weight on each survey source. We believe that telecommunications, communications, software, internet companies, and technology companies in general with comparable revenues represent an appropriate comparison group for our executives because they are the companies against which we are most likely to compete for executive talent.
A significant portion of our compensation is performance-based. Therefore, actual incentive compensation paid to our named executive officers may vary from targeted levels based on achievement of performance targets. Moreover, the comparative analysis described above provides only guidelines, and we do not follow them rigidly.

Employment Arrangements with our Named Executive Officers
Our NEO 2019 compensation was governed in part by the terms of employment arrangements described in detail below under “Potential Post-Employment Payments - Employment and Related Agreements” and incorporated herein by reference.

Salaries
Mr. Masarek, Mr. Pearson, and Mr. Javaid did not receive a salary increase in 2019. The salaries of our named executive officers for 2019 were as follows:

Name	2018 Salary	2019 Salary
Alan Masarek	$875,000	$875,000
David T. Pearson	$529,500	$529,500
Omar Javaid	$425,000	$425,000
Sagi Dudai	$—	$418,697
Susan Quackenbush	$—	$360,000
Dennis Fois(1)	$425,000	$—

(1) Mr. Fois joined the Company in October 2018 in connection with our acquisition of NewVoiceMedia Limited and resigned from the Company on April 30, 2019.
Annual Cash Bonuses
When determining the annual cash bonuses of our executive officers, the compensation committee reviews achievement of objective performance criteria. The compensation committee will also consider discretionary factors relating to the executive's individual performance. For 2019, the target bonus opportunity percentages for the participating named executive officers were as follows:

Name	Target Percentage of Base Salary
Alan Masarek	125%
David T. Pearson	100%
Omar Javaid	75%
Sagi Dudai	60%
Susan Quackenbush	60%
Dennis Fois(1)	75%

(1) Mr. Fois joined the Company in October 2018 in connection with our acquisition of NewVoiceMedia Limited and resigned from the Company on April 30, 2019.
There were three base metrics applicable to all participants in the 2019 bonus program: Business Service Revenue, Business Segment CSAT metrics ("CSAT"), and Consolidated OIBDA less Capex. These metrics determined 90% of the bonus opportunity for our named executive officers in 2019, with the remaining 10% determined by individual objectives, or MBOs, approved by the compensation committee. The weighting of these metrics within the 90% were as follows:

Base Metrics

Corporate Metrics	Weighting
Business Service Revenues	70% of target bonus
CSAT	5% of target bonus
Consolidated OIBDA less Capex	25% of target bonus
•Business Service Revenues includes revenues from Applications and API Platform service offerings.
•CSAT measures the satisfaction of our customers.
•Consolidated OIBDA less Capex is a non-GAAP measure and is calculated as GAAP income (loss) from operations excluding certain items including depreciation and amortization, share-based expense organizational transformation and capital expenditures. See Appendix A for a reconciliation of Adjusted Consolidated OIBDA to GAAP income from operations.
Each metric has a minimum, target, and maximum performance level that would result in certain payments of the weighted target bonus for the metric. No payment is made for performance below the minimum performance level. For our senior executives, including named executive officers, 90% of the 2019 bonus was determined based upon the Base Metrics defined above and 10% of the 2019 bonus was determined based upon individual performance metrics, or MBOs, approved by the compensation committee. The individual MBO payouts were determined based on performance levels upon which minimum, target, and maximum bonuses could be paid.
The following table shows the performance levels upon which minimum, target, and maximum bonuses would have been paid, the payout percentages associated with those performance levels, and the actual 2019 performance for the Base Metrics.

	2019
Performance Measure	Weighting	Minimum (50%)	Target (100%)	Maximum (200%)	Actual Performance	Weighted Attainment	Attainment
Business Service Revenues	70.0%	$677,000	$736,000	$824,000	$724,000	90%	63.2%
CSAT	5.0%	40.5%	45.0%	49.5%	42.0%	67%	3.3%
Consolidated OIBDA less Capex	25.0%	$106,000	$118,000	$135,000	$109,000	63%	15.8%
Total Bonus Payout	100.0%						82.3%
* Revenue and Consolidated OIBDA amounts in thousands.

Rationale and Method for Setting Performance Targets
2019 performance targets reflect the Company's continued pivot towards the cloud communications for business markets. For 2019:
•Business Service Revenues represent 70% of overall performance weighting, which reflect the Company's desire to increase focus on business service revenues to align with the Company's overall strategy;
•CSAT measures customer satisfaction within our business segment based on a satisfaction score that is weighted by revenue, which reflect the Company's focus on improving customer experience; and
•Consolidated OIBDA less Capex reflects the Company's overall desire to increase profitability on a consolidated basis despite declining consumer revenue.

These changes reflect the continuing decline in home phone markets and expected revenue from these markets, offset by our continued execution of our growth strategies in business markets.
Rationale and Method for Setting MBOs
2019 individual MBOs reflect the Company's continued focus on cloud communications for business markets. For 2019:
•For Mr. Masarek, targets included strategy execution, product differentiation and sales execution, organization and talent retention, and customer centralization;
•For Mr. Pearson, targets included long-term financial planning and debt management, execution of strategy including mergers and acquisitions and investor relations, and maximization of the consumer segment operations;
•For Mr. Javaid, targets included optimization of Vonage business products, customer experience, API Platform execution, and driving the vision of the One Vonage platform;
•For Mr. Dudai, targets included security and platform stability improvements, implementing the One Vonage platform, and talent recruitment; and
•For Ms. Quackenbush, targets included overseeing a One Vonage Company culture, enhancing employee experience and people leader effectiveness, and achieving targeted budgets.
•Mr. Fois resigned from the Company on April 30, 2019 and did not receive any bonus for 2019.
Calculation of Annual Cash Bonus Awards
The annual cash bonus awards are calculated by multiplying the total bonus achievement percentages by the executive's target bonus. As shown above, the annual cash bonus payout to our NEOs with respect to the Base Metrics was 82.3% without adjustment for individual MBO:
Annual Cash Bonus Payouts 2019

Name	Total 2019 Bonus Award	Base Metric Achievement Percentage (90%)	Individual MBO Achievement Percentage (10%)	Total 2019 Award as Percentage of Target Bonus
Alan Masarek	$886,703	82.3%	70.0%	81.1%
David T. Pearson	$435,090	82.3%	81.0%	82.2%
Omar Javaid	$250,991	82.3%	86.0%	82.7%
Sagi Dudai	$199,196	82.3%	90.0%	83.1%
Susan Quackenbush	$180,727	82.3%	96.0%	83.7%
Dennis Fois	$—	—%	—%	—%

These payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Incentives
2019 LTI Program

We award a significant portion of our long-term incentive compensation in the form of performance-based restricted stock units. The number of units actually earned will be determined at the end of the three-year performance period based on relative total shareholder return performance. By linking a significant portion of our long-term incentives to three-year performance goals, we more closely align our NEOs' incentives with the long-term interests of shareholders.

2019 LTI Program
Award Type	% of Award	Vesting
Performance-based RSUs	50% (60% for CEO)	3 year cliff
Time-based RSUs	50% (40% for CEO)	Equal 3 year increments

Performance RSUs are granted subject to the following terms:

•	The number of performance RSUs granted is based on a target value determined by the compensation committee.

•
The number of performance RSUs actually earned will be based on Vonage's relative performance measured against a defined performance group consisting of telecom and technology companies we consider to be similar to Vonage, as discussed below.

•
The performance metric used in our program is “Total Stockholder Return” (TSR). TSR is the percentage growth in stock price over the performance period, plus dividends and adjusted for events such as stock splits. Vonage's TSR performance will be ranked against the other companies in the performance group.

•	TSR is measured over a three-year performance period.

•
The actual number of shares received at the end of the performance period can range from 0-200% of the target number of shares, based on the Company's TSR performance during the performance period, as follows.

As noted above, the 2020 LTI Program awards included 75% performance RSUs for the CEO (60% for other NEOs) and incorporated a new financial performance metric.

Payout Schedule
Percentile Ranking			% of Target Earned
Greater than		80%			200%
50%	—	80%	100%	—	200%
30%	—	50%	50%	—	100%
Less than		30%			0%

•
Payouts are based on ranking results with linear adjustment between percentile ranks in the chart above. For example, achievement of the 65th percentile would result in 150% of the target number of shares being issued at the end of the performance period and achievement of the 40th percentile would result in 75% of the target number of shares being issued at the end of the performance period.

•
Payouts are capped at 100% (target) if the Company's TSR performance is negative at the end of the performance cycle, even if the Company's relative TSR performance would have produced a higher payout.

Our performance group for 2019 awards was based on companies included in our prior period performance group, with modifications approved by our compensation committee to improve relevance to our business. As discussed below, these modifications included (1) the removal of some traditional telephone companies and (2) the addition of companies in the communications or software-as-a-service sectors. Our performance group for 2019 was set as follows:

8x8, Inc.	j2 Global, Inc.
Altice USA	LivePerson, Inc.
Avaya Holdings Corp.	LogMeIn, Inc.
Bandwidth Inc.	NICE Systems, Inc. Ltd.
CenturyLink, Inc.	Nuance Communications
Cisco Systems	Ooma, Inc.
CLX Communications	RingCentral, Inc.
Cogent Communications Holdings, Inc.	Telephone and Data Systems, Inc.
Comcast Corporation	Teltech Holdings, Inc.
eGain Corporation	Twilio Inc.
Five9, Inc.	Verizon Communications Inc.
Fusion Connect, Inc.	Verient, Inc.
GTT Communications, Inc.	Windstream Holdings, Inc.
IDT Corporation	Zendesk, Inc.
Iridium Communications Inc.
We believe that our long-term compensation program elevates the link between pay and performance for our NEOs and closely aligns the interests of management and our shareholders.
This list of companies differs from the group we used for 2018 grants. For 2019, in order to better align our performance group with relevant competitors, we (i) added LivePerson, Nuance, Verint, Fusion Connect, CLX Communications, eGain, Teltech, and Zendesk and (ii) removed ATN International, AT&T, Fusion Telecommunications, magicJack, Mitel Networks, Shenandoah Telecommunications, Spok, Consolidated Communications, and Charter as they are less relevant to our direct business competition or are no longer public companies.
We annually evaluate our performance group to ensure its rigor, as reflected by the inclusion of high performing technology and software-as-a-service peers.

Vesting of Prior LTI Awards
In 2019, awards made to our executives under the Company's 2017 LTI Program vested based upon Company TSR performance against our peer group over the three-year period from 2017-2019. To smooth the impacts of short-term price fluctuations in our stock price and provide a more appropriate long-term award result, we use averaging at the beginning and end of our performance period to compute our TSR as well as the TSR for each of our performance peers. For the beginning of period price, we average the closing price of each Company's stock for the 60 days straddling the first day of the performance period. For the end of period price of each Company, we average the final 60 trading days of the performance period. Dividends paid by companies in the peer group are assumed to be reinvested as of the ex-dividend date.
Using this methodology, our TSR performance for the 2017-2019 performance period was 22.10%, ranking at the 52nd percentile, and equating to a 107% payout under the terms of the 2017 LTI Program. Our Named Executive Officers received the following shares pursuant to the vesting of PRSUs in connection with this performance:

Name	Shares Issued Upon Vesting of 2017 LTI Awards
Alan Masarek	381,608
David T. Pearson	149,650
Omar Javaid	59,860
Sagi Dudai	24,317
Susan Quackenbush	56,118
Dennis Fois(1)	—
(1) Mr. Fois joined the Company in October 2018 in connection with the acquisition of NewVoiceMedia and did not receive a grant of PRSUs for the 2017-2019 performance period.

2019 Annual Equity Grants

In 2019, the compensation committee approved performance and time-based restricted stock unit grants to our executive officers based on corporate performance, competitive data for the market sample, the level of the individual's responsibility, and individual contributions to Vonage. The compensation committee also considered the recommendations of our Chief Executive Officer for the other executive officers then employed by us. The number of time-based RSUs and performance-based RSUs were based on a target value determined by the compensation committee, divided by the 20-day average price of our common stock leading up to the date of grant.
The named executive officers received the following equity awards in 2019:

Name	Number of Time-based Restricted Stock Units	Target Number of Performance-based Restricted Stock Units
Alan Masarek	239,760	359,640
David T. Pearson	109,890	109,890
Omar Javaid	74,925	74,925
Sagi Dudai	49,950	49,950
Susan Quackenbush	39,960	39,960
Dennis Fois (1)	74,925	74,925

(1) Mr. Fois resigned from the Company on April 30, 2019 and his 2019 grants were forfeited upon his departure.
Stock Ownership Guidelines for Executives
Our compensation committee and Board of Directors have adopted stock ownership guidelines setting forth the level of ownership required to be held by our named executive officers, and certain other covered executives. Our compensation committee and Board of Directors believe that these requirements help to ensure the alignment of executive interests with shareholder interests and promote a focus on long-term growth. The following table reflects the stock ownership levels required for our named executive officers, which are measured on a quarterly basis:

Name	Stock Ownership Level
Alan Masarek	5.0x base salary
David T. Pearson	3.0x base salary
Omar Javaid	3.0x base salary
Sagi Dudai	3.0x base salary
Susan Quackenbush	3.0x base salary
Dennis Fois	3.0x base salary

Shares counted in assessing compliance with the guidelines include shares owned outright and the in-the-money value of vested stock options. While there is no specific time period required to achieve these guidelines, each covered executive must retain 50% of net stock options exercised or stock delivered from vested restricted stock units until the guidelines are met. Executives may be exempted from the guidelines and/or the retention requirement due to financial hardship as determined by the compensation committee in its discretion. The NEOs currently satisfy these guidelines as of the Record Date. Prior to his resignation from the Company, Mr. Fois complied with the hold requirement.
Benefits and Perquisites
For 2019, Mr. Masarek received a monthly housing and commuting allowance. We have also taken steps to ensure executives’ continued health and ability to render services to the Company through an annual physical program. Our incremental costs for the perquisites described above are shown in note 6 to the Summary Compensation Table.

We also maintain a 401(k) savings plan, which is a tax-qualified defined contribution plan available to all of our employees. All of our NEOs participated in the plan in 2019, except for Mr. Dudai. Under the plan, an employee was permitted to contribute, subject to Internal Revenue Code limitations, up to a maximum of $19,000 of his or her annual compensation to the plan in 2019, plus IRS limited "catch-up contributions" for those over 50 years of age. In 2019, we provided a matching contribution equal to 50% of each dollar contributed by a participant, up to a maximum contribution of $6,000. The matching contributions vest after one year following the date of employment. Employee and matching contributions are based on compensation up to annual limits established under the Internal Revenue Code (the eligible compensation limit was $280,000 in 2019). Our matching contributions for the participating named executive officers are shown in note 6 to the Summary Compensation Table. We do not provide any supplemental retirement benefits.
Equity Grant Practices
The compensation committee approves all equity grants to executive officers and ratifies all other new hire and promotion equity grants made on a quarterly basis. In February of each year, the compensation committee considers annual equity grants. The compensation committee's practice is to approve annual equity grants effective on the first trading day on or after March 15.
In addition, the compensation committee delegated to our Chief Executive Officer the ability to make equity grants aggregating up to 400,000 shares of common stock in any calendar year for employees that are not executive officers. These awards may not exceed 50,000 shares in any calendar year to any individual employee.
For special grants, equity is granted on the first trading day of the month immediately following the month in which the equity grant is approved. For newly hired or promoted employees, restricted stock units are granted on the first trading day of the month immediately following the month in which the employee commences employment with us or the promotion is effective. In addition, we do not time equity grants to coincide with the release of material non-public information about Vonage.
Post-Employment Compensation
We have benefit plans, employment and letter agreements, and other arrangements for our named executive officers that provide special benefits upon certain types of termination events. The employment agreements and letter agreements provide financial security in the event the executive officer's employment is terminated without cause or his or her responsibilities are significantly diminished. The agreements also provide clear statements of the rights of the executive officers and protect them against an unfavorable change in employment terms. Absent these provisions, there is an increased risk that executive officers may be encouraged to seek other employment opportunities if they became concerned about their employment security as a result of changes to our Company or in the event of a change in control. None of our current executives is entitled to an excise tax gross up upon a change in control. In addition, all equity grants made to current executives require a “double trigger” (both a change in control and termination) for payout or accelerated vesting to occur.
We believe that our change in control benefits provide appropriate incentives for the executive officers to cooperate in negotiating any change in control of Vonage without regard to the potential effect on their positions. See “Potential Post-Employment Payments” for further information regarding change in control and termination benefits under the arrangements.

Clawback, Anti-Hedging and Anti-Pledging Policies
Incentive Compensation Recovery Policy
The Company has put in place an Incentive Compensation Recovery Policy for incentive awards paid to executive officers. The policy is triggered in the event of a material restatement of the Company's financial results (other than as a result of a change in accounting rules, principles or interpretations) caused or substantially caused by the misconduct of the covered officer (including our NEOs). If triggered, the compensation committee may seek to recoup the portion of cash and equity based incentive awards paid or awarded to the covered officer in excess of the awards that would have been paid or awarded based on the restated financial results to the extent permitted by applicable law. In the case of equity awards that vested based on the achievement of financial results that were subsequently modified, the compensation committee and Board may also seek to recover improper gains from the sale or disposition of vested equity awards.
Hedging and Pledging
The Company's securities trading compliance policy contains prohibitions against certain types of stock-related transactions. The policy prohibits any director, officer or employee from engaging in any strategy or using any product to hedge against potential changes in the value of Vonage securities, including short selling techniques, “sales against the box”, puts, calls and other derivative securities, prepaid variable forwards, equity swaps, collars, exchange funds and forward sale contracts.
In addition, except in limited circumstances, no director or officer or employee may, directly or indirectly, pledge a significant amount of Vonage securities. The restrictions include the intentional creation of any form of pledge, security interest, deposit, or lien, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any shares, whether with or without notice, consent, or default.
Company Tax and Accounting Issues
Deductibility of Executive Compensation
As a result of the Tax Cuts and Jobs Act, enacted on December 22, 2017, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible. However, the Committee believes that shareholder interests are best served by maintaining flexibility to deliver appropriate levels of compensation even if such compensation is nondeductible. The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the compensation committee may avail itself of this transition rule.
Share-Based Compensation
We account for compensation expense from our stock awards in accordance with the "Compensation - Stock Compensation Topic" of the Financial Accounting Standards Board Accounting Standards Codification ("FASB Codification") that requires companies to measure the cost of employee stock awards based on the grant date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the impact on the Company's compensation expense when determining and making stock awards.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation(6)	Total
Alan Masarek Chief Executive Officer	2019	$875,000	$—	$7,410,982		$886,703	$66,637	$9,239,322
	2018	$875,000	$73,828	$7,304,785		$776,563	$68,205	$9,098,381
	2017	$875,000	$44,844	$5,599,466		$631,094	$66,514	$7,216,918

David T. Pearson Chief Financial Officer	2019	$529,500	$—	$2,638,459		$435,090	$16,000	$3,619,049
	2018	$529,500	$35,741	$2,365,240		$381,240	$16,000	$3,327,721
	2017	$529,500	$21,179	$3,163,366	$3,034,267	$312,405	$9,000	$7,069,717

Omar Javaid President, API Platform Group	2019	$420,192	$—	$3,798,949		$250,991	$17,500	$4,487,632
	2018	$400,000	$16,200	$1,182,620		$172,800	$17,400	$1,789,020
	2017	$400,000	$9,840	$878,345		$138,480	$36,054	$1,462,719

Sagi Dudai Chief Technology Officer (1)	2019	$496,158	$—	$1,199,300		$199,196	$1,356	$1,896,010

Susan Quackenbush Chief Human Resources Officer	2019	$360,000	$—	$959,440		$180,727	$12,000	$1,512,167

Dennis Fois President, Applications Group (2)	2019	$136,347	$—	$1,798,949		$—	$2,258	$1,937,554
	2018	$58,333		$2,749,987		$23,375	$219	$2,831,914
 ________________

(1)
Mr. Dudai became a named executive officer in 2019. Mr. Dudai's salary and bonus is paid in Israeli New Shekel and has been converted to United States Dollars using the average exchange rate during the year ended December 31, 2019.

(2)	Mr. Fois's 2019 salary represents the first four months before his resignation on April 30, 2019.

(3)
Stock awards consist of performance-based, time-based, and the acquisition related restricted stock units. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“FASB ASC 718”) by multiplying the number of shares of restricted stock awarded by the closing price of our common stock on the date of grant and based upon, where applicable, the probable outcome of performance conditions. Refer to “Compensation Discussion and Analysis—Long-Term Incentives” for additional information. The grant-date fair value of the stock-based awards will likely vary from the actual amount the named executive officer receives. Actual gains, if any, on shares acquired upon vesting of units are dependent on other factors, including the unit holders' continued employment with us through the vesting period, the achievement of any applicable operating and financial performance conditions, the future performance of our common stock, and overall stock market conditions. There can be no assurance that the values reflected in this table will be achieved. Performance-based restricted stock unit values are based upon achievement of target performance levels. If maximum performance were achieved under 2019 performance-based restricted stock awards, the total value of 2019 stock awards for participating executives would be as follows: Mr. Masarek $9,926,064, Mr. Pearson $3,032,964, Mr. Javaid $2,067,930, Mr. Dudai $1,378,620, Ms. Quackenbush $1,102,896, and Mr. Fois $2,067,930. Mr. Fois' performance-based restricted stock was forfeited upon his resignation on April 30, 2019.

(4)
The dollar amounts for the stock option awards to Mr. Pearson in 2017 represent the grant-date fair value calculated in accordance with FASB ASC 718. The assumptions used to calculate the value of stock options are set forth under Note 10 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018. The grant-date fair value of the stock option awards will likely vary from the actual value the named executive officer receives. Actual gains, if any, on shares acquired on option exercises are dependent on other factors, including the option holder's continued employment with us through the option exercise period, the future performance of our common stock, and overall stock market conditions. There can be no assurance that the values reflected in this table will be achieved.

(5)
The amounts in this column represent total performance-based bonuses earned for services rendered during 2017, 2018, and 2019. These bonuses were based on our operating and financial performance. The bonuses earned in 2017, 2018, and 2019, as applicable, were paid in the first quarter of the subsequent year. Please see the section titled “Annual Cash Bonuses” in the Compensation Discussion and Analysis for more information regarding our annual cash bonus for 2019.

(6)	The amounts in this column consist of the following:

Name	Year	401(k) Match	Executive Physical Program and HSA Employer Contributions	Housing	Travel Expense/Reimbursement	Total
Alan Masarek	2019	$6,000	$4,500	$38,892	$17,245	$66,637
David T. Pearson	2019	$6,000	$10,000	$—	$—	$16,000
Omar Javaid	2019	$6,000	$11,500	$—	$—	$17,500
Sagi Dudai	2019	$—	$—	$—	$—	$1,356
Sue Quackenbush	2019	$6,000	$6,000	$—	$—	$12,000
Dennis Fois	2019	$2,258	$—	$—	$—	$2,258

Grants of Plan-Based Awards—2019

Name	Grant Date	Date of Corporate Action	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Alan Masarek	3/15/2019	2/12/2019							239,760	$2,447,950
	3/15/2019	2/12/2019				179,820	359,640	719,280		$4,963,032
	3/15/2019	2/12/2019	$546,875	$1,093,750	$2,105,469
David T. Pearson	3/15/2019	2/12/2019							109,890	$1,121,977
	3/15/2019	2/12/2019				54,945	109,890	219,780		$1,516,482
	3/15/2019	2/12/2019	$264,750	$529,500	$1,019,288
Omar Javaid	3/15/2019	2/12/2019							74,925	$764,984
	5/15/2019	4/10/2019							174,216	$2,000,000
	3/15/2019	2/12/2019				37,463	74,925	149,850		$1,033,965
	3/15/2019	2/12/2019	$159,375	$318,750	$613,594
Sagi Dudai	3/15/2019	2/12/2019							49,950	$509,990
	3/15/2019	2/12/2019				24,975	49,950	99,900		$689,310
	3/15/2019	2/12/2019	$125,609	$251,218	$483,595
Susan Quackenbush	3/15/2019	2/12/2019							39,960	$407,992
	3/15/2019	2/12/2019				19,980	39,960	79,920		$551,448
	3/15/2019	2/12/2019	$108,000	$216,000	$415,800
Dennis Fois	3/15/2019	2/12/2019							74,925	$764,984

(1)As discussed in the Compensation Discussion and Analysis, the annual cash bonus awards are attributable to operating, financial, and individual performance measures. The amount shown in the “Target” column represents a payout at the target bonus percentage for each named executive officer's base salary. The amount shown in the “Threshold” column represents the amount payable if only the minimum level of Company performance was attained for each metric applicable to the executive, which is 50% of the target amount shown above. If performance did not meet the minimum level of performance for any metric, then no bonus would have been paid. The amount shown in the “Maximum” column represents the amount payable if the maximum level of Company performance was attained for all metrics applicable to the executive, which is 200% of the corporate metrics, and 125% of the individual MBO metrics of the target amount shown.
Please see the section titled “Annual Cash Bonuses” in the Compensation Discussion and Analysis for additional information including the minimum threshold, target, and maximum level of performance for each performance measure, the calculation of the award payable based upon actual performance in 2019, the amount of the award and award as a percentage of the target award opportunity, and adjustments.
The annual cash bonus payments to our NEOs under our bonus plan for 2019 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)Amounts in this column represent performance-based restricted stock units granted under our 2015 Plan. The performance restricted stock units vest on a three-year cliff basis. The number of units actually earned will be determined after the end of the three-year performance period and can range from 0-200% of the target number of shares, based on the Company's TSR performance during the three-year performance period. Please see the section titled “Long-Term Incentives” in the Compensation Discussion and Analysis for additional information. For Mr. Fois, his performance restricted stock units were forfeited upon his resignation from the Company on April 30, 2019.

(3)Amounts in this column represent restricted stock units granted under our 2015 Plan. Generally, the restricted stock units granted under the 2015 Plan vest in equal annual installments on the first through third anniversaries. Please see the section titled “Potential Post-Employment Payments—Employment and Related Agreements” for a discussion of the acceleration of vesting of our restricted stock units in certain circumstances, including upon a change in control. For Mr. Fois, his RSU grants of 74,925 shares were forfeited upon his resignation from the Company on April 30, 2019.
(4)The value of a stock award or option award represents the grant-date fair value calculated in accordance with FASB ASC 718. Stock awards consist only of restricted stock units. Actual gains, if any, on shares acquired upon vesting of restricted stock units or option exercises are dependent on other factors, including the holder's continued employment with us through the vesting period or option exercise period, the outcome of any performance conditions, the future performance of our common stock, and overall market conditions. There can be no assurance that the values reflected in this table will be achieved.

Outstanding Equity Awards at Fiscal Year-End—2019

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (1)		Market Value of Shares or Units of Stock that Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Alan Masarek	2,700,000			$3.51	11/7/2024
						139,573	(4)	$1,034,236
						150,235	(5)	$1,113,241
						239,760	(6)	$1,776,622
									338,028	(8)	$2,504,787
									359,640	(9)	$2,664,932
David T. Pearson	500,000	500,000	(3)	$6.45	5/19/2027
						54,735	(4)	$405,586
						62,598	(5)	$463,851
						109,890	(6)	$814,285
									93,896	(8)	$695,769
									109,890	(9)	$814,285
Omar Javaid						21,894	(4)	$162,235
						31,299	(5)	$231,926
						74,925	(6)	$555,194
						174,216	(7)	$1,290,941
									46,948	(8)	$347,885
									74,925	(9)	$555,194
Sagi Dudai						8,895	(4)	$65,912
						25,039	(5)	$185,539
						49,950	(6)	$370,130
									37,558	(8)	$278,305
									49,950	(9)	$370,130
Susan Quackenbush						20,526	(4)	$152,098
						23,474	(5)	$173,942
						39,960	(6)	$296,104
									35,211	$(8)	$260,914
									39,960	$(9)	$296,104

(1)	Please see the section titled “Potential Post-Employment Payments—Employment and Related Agreements” for a discussion of the acceleration of our option and stock awards upon a change in control.

(2)	Based on the closing price of our common stock as of December 31, 2019 of $7.41, as reported on the Nasdaq Stock Market.

(3)	The options vest in equal annual installments on the first through fourth anniversaries of May 19, 2017.

(4)	The restricted stock units vest in equal annual installments on the first through third anniversaries of March 15, 2017.

(5)	The restricted stock units vest in equal annual installments on the first through third anniversaries of March 15, 2018.

(6)	The restricted stock units vest in equal annual installments on the first through third anniversaries of March 15, 2019.

(7)	The restricted stock units vest in equal annual installments on the second and third anniversaries of May 15, 2019.

(8)	The restricted stock units vest upon the satisfaction of certain performance criteria based upon Company performance from January 1, 2018 through December 31, 2020.

(9)	The restricted stock units vest upon the satisfaction of certain performance criteria based upon Company performance from January 1, 2019 through December 31, 2021.

Option Exercises and Stock Vested—2019

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Alan Masarek	1,328,855	$13,113,125
David T. Pearson	528,421	$5,214,721
Omar Javaid	190,467	$1,882,288
Sagi Dudai	36,177	$369,367
Susan Quackenbush	154,378	$1,519,157
Dennis Fois	—	$—
  ______________

(1)
Value realized upon vesting is based on the closing sales price of our common stock on the New York Stock Exchange (up to December 30, 2019) and Nasdaq Global Select Market (starting December 31, 2019) on the applicable vesting date.

Potential Post-Employment Payments
The following are descriptions of our employment arrangements with our named executive officers. The table following the description of our employment arrangements quantifies the potential payments and benefits to which the named executive officer would be entitled to under our arrangements with them for various scenarios involving a termination of employment or change-in-control. The amounts shown are estimated amounts that assume that the termination or change-in-control was effective as of December 31, 2019, and thus include amounts earned through such time. The actual amounts to be paid out can only be determined at the time of such executive's separation.
Employment and Related Agreements
Alan Masarek
We entered into an agreement with Mr. Masarek providing for his employment as Chief Executive Officer in 2014. As Chief Executive Officer, Mr. Masarek reports to our Board of Directors. All of our employees report to Mr. Masarek or one of his designees. Mr. Masarek is entitled to receive an annual base salary of $875,000 subject to further review for increase not less often than annually by our compensation committee. Mr. Masarek is eligible to receive an annual performance-based bonus in accordance with our annual bonus program for senior executives. Annual reviews of Mr. Masarek's target annual bonus are conducted and the target annual bonus is currently set at 125%. In addition, we provide Mr. Masarek with certain perquisites as described under “Perquisites” above.
In the event Mr. Masarek’s employment is terminated by us without cause or he resigns with good reason, he is entitled to severance benefits equal to (i) twelve months base salary plus his target bonus amount for the year in which his employment terminates, payable over the twelve month period following termination of employment, (ii) a pro rata share (based on the portion of the year elapsed) of his bonus for the year in which his employment terminates, payable when, as and if under our bonus program such bonus would otherwise be paid, but in no event later than March 15th of the year following the year to which such bonus relates, (iii) any prior year bonus amounts earned but unpaid as of the termination date, (iv) other accrued but unpaid compensation and benefits under our benefits plans and (v) monthly payment equal to the amount by which continuation premiums for Mr. Masarek and his dependents under COBRA exceed what he would have paid for such coverage as an active employee for up to the length of time that he is eligible for COBRA. These benefits are subject to Mr. Masarek’s timely execution of a general release of claims and forfeiture in the event of Mr. Masarek’s material breach of his contractual confidentiality, non-competition, non-solicitation and non-hire obligations to the Company. If Mr. Masarek’s employment is terminated by us without cause or he resigns with good reason other than on or prior to the first anniversary of a change of control, a pro rata portion of all performance restricted stock units outstanding as of the termination date will vest at the end of the applicable performance period based on actual performance, prorated based on service during the applicable performance period through the termination date.
If Mr. Masarek’s employment is terminated due to his death or disability, he (or his estate) is entitled to (i) a pro rata portion of his annual bonus for the year of termination, if and to the extent the Company achieves its performance metrics for such year, (ii) any prior year bonus amounts earned but unpaid as of the termination date, and (iii) other accrued but unpaid compensation and benefits under our benefit plans. In addition, if Mr. Masarek’s employment is terminated due to his death or disability other than on or prior to the first anniversary of a change of control, (1) on death, the target amount of performance restricted stock units will vest, prorated based on service during the applicable performance period prior to death (but not prorated below 50%), and (2) on disability, a prorated portion of the performance restricted stock units will vest, based on actual performance at the end of the performance period, prorated based on service during the applicable performance period prior to termination of employment (but not prorated below 50%).
If Mr. Masarek’s employment is terminated for cause or he resigns without good reason, he will be entitled only to accrued but unpaid compensation and benefits under our benefit plans.
In the event of a change of control, if Mr. Masarek’s employment is terminated without cause or he resigns with good reason, or due to Mr. Masarek’s death or disability, on or prior to the first anniversary of the change of control, all of his options and restricted stock units will fully vest. Upon a change of control of the Company, a portion of the performance restricted stock units, determined based on performance during the applicable performance period through the change of control, will become eligible to vest (the “COC Portion”), subject only to Mr. Masarek’s continued employment with the Company at the end of the performance period, provided that the COC Portion will fully vest upon a termination due to death or disability at any time following a change of control or upon a termination without cause or resignation for good reason that occurs on or within one year following a change of control. These change of control vesting provisions also will apply to future equity and equity-based awards granted to Mr. Masarek.
If any payments, benefits or distributions to or for the benefit of Mr. Masarek would subject him to an excise tax under the “golden parachute” rules of Sections 280G and 4999 of the Code, such payments will be reduced to an amount (after reduction) $1.00 less than that which would not subject Mr. Masarek to the excise tax, except that payments will only be reduced if the after-tax value of amounts received by Mr. Masarek after application of the reduction would exceed the after-tax value of the amounts received without application of such reduction.
David T. Pearson
We and Mr. Pearson entered into an employment agreement at the commencement of his employment with us in May 2013. In the event Mr. Pearson's employment is terminated by the Company without cause or he resigns with good reason he is entitled to severance benefits equal to twelve months base salary plus his target bonus amount for the year in which his employment terminates, payable over the twelve month period following termination of employment, and a pro rata share (based on the portion of the year elapsed) of his bonus for the year in which his employment terminates, payable when, as and if under the Company's bonus program such bonus would otherwise be paid, but in no event later than March 15th of the year following the year to which such bonus relates. These benefits are subject to forfeiture in the event of Mr. Pearson's non-compliance with his contractual confidentiality, non-competition, non-solicitation and non-hire obligations to the Company. If Mr. Pearson's employment is terminated due to his death or disability he or his estate is entitled to a pro rata portion of his annual bonus for the year of termination, if and to the extent the Company achieves its performance metrics for such year.
If any payments, benefits or distributions to or for the benefit of Mr. Pearson would subject him to an excise tax under the “golden parachute” rules of Sections 280G and 4999 of the Code, such payments will be reduced to the maximum amount (after reduction) that would not subject Mr. Pearson to the excise tax, except that payments will only be reduced if the after-tax value of amounts received by Mr. Pearson after application of the reduction would exceed the after-tax value of the amounts received without application of such reduction. Mr. Pearson is subject to non-solicitation and non-hire restrictions under the employment agreement and non-competition restrictions under our confidentiality and innovations agreement, each of which shall be in effect during the employment period and for twelve months thereafter.
Omar Javaid
We and Mr. Javaid entered into a letter agreement at the commencement of his employment with us. The letter agreement, as amended, provided that in the event Mr. Javaid's employment is terminated by us without cause or by him for good reason he is entitled to severance benefits equal to nine months of base salary payable by us during our regular payroll cycle over the nine month period following termination of employment. Mr. Javaid entered into our form of confidentiality and innovations agreement.
Sagi Dudai
We and Mr. Dudai entered into a letter agreement at the commencement of his employment with us. The letter agreement provides that either the Company or Mr. Dudai may terminate his employment with 60 days advanced written notice. Following his resignation, Mr. Dudai is not entitled to any salary continuation. Mr. Dudai entered into our form of confidentiality and innovations agreement.
Susan Quackenbush
We and Ms. Quackenbush entered into a letter agreement at the commencement of her employment with us. The letter agreement provides that in the event Ms. Quackenbush's employment is terminated by us without cause or by her for good reason, she is entitled to severance benefits equal to nine months of base salary payable by us during our regular payroll cycle over the nine month period following termination of employment. Ms. Quackenbush entered into our form of confidentiality and innovations agreement.
Dennis Fois
We and Mr. Fois, who resigned from the Company on April 30, 2019, had entered into a letter agreement upon our acquisition of NewVoiceMedia Limited. The letter agreement, as amended, provided that in the event Mr. Fois' employment was terminated by us without cause or by him for good reason he was entitled to severance benefits equal to nine months of base salary payable by us during our regular payroll cycle over the nine month period following termination of employment. Mr. Fois entered into our form of confidentiality and innovations agreement.
Acceleration of Vesting of Stock Options, Time-Based and Performance-Based Restricted Stock Units
Our option and time-based restricted stock unit agreements for grants to Messrs. Masarek and Pearson (and other certain sign-on grants) provide for acceleration of vesting of (i) 100% of unvested stock options and time-based restricted stock units covered by those agreements in the event of termination of employment without cause or for good reason following but prior to the first anniversary of a change in control and (ii) 50% of unvested stock options and time-based restricted stock units covered by those agreements in the event of death or disability (iii) 100% of unvested stock options and time-based restricted stock units covered by those agreements in the event of a termination without cause or resignation for good reason following a change in control.
Our option and time-based restricted stock unit agreements for grants to our other NEOs (and other certain sign-on grants) provide for acceleration of vesting of 50% of unvested stock options and time-based restricted stock units covered by those agreements in the event of death or disability.
Upon a change in control, any performance-based restricted stock unit award granted to our NEOs will be converted to an amount equal to the amount payable if the performance period were deemed to end on the date of the consummation of the change in control and will vest as of the last day of the applicable performance period, (i) subject to continued employment on the last day of the performance period, (ii) in the event employment terminates due to death or disability, or (iii) due to termination by without cause or for good reason.

In the event of a termination of employment for death or disability, a portion of any performance-based restricted stock unit award equal to a fraction based upon the percentage of the performance period elapsed at the time of termination of employment, but in any case no less than half, will vest. For termination of employment due to death, such vesting will occur upon termination. For termination of employment due to disability, such vesting will occur upon the end of the applicable performance period.

Potential Payments Upon Termination of Employment or Change-in-Control
The following table quantifies potential payments to our named executive officers upon termination of employment or change-in-control assuming the triggering event took place on December 31, 2019, the last business day of our last completed fiscal year.
As previously announced, effective April 30, 2019, Mr. Fois left the Company. Mr. Fois did not receive any severance payments in connection with his termination.

Name	Cash Severance Payment	Bonus	Acceleration of Stock Options (Unvested) (1)	Acceleration of Restricted Stock Units (Unvested) (2)	Total Termination Benefits
Alan Masarek (3)
Termination without cause or resignation for good reason	$875,000	$1,093,750		$2,183,060	$4,151,810
Termination upon death or disability		$1,093,750		$4,564,908	$5,658,658
Termination without cause or resignation for good reason following a change in control	$875,000	$1,093,750		$9,093,816	$11,062,566
David T. Pearson
Termination without cause or resignation for good reason	$529,500	$529,500	$480,000	$908,925	$2,447,925
Termination upon death or disability		$529,500	$240,000	$1,461,168	$2,230,668
Termination without cause or resignation for good reason or death or disability following a change in control	$529,500	$529,500	$480,000	$2,922,336	$4,461,336
Omar Javaid
Termination without cause or resignation for good reason	$318,750				$318,750
Termination upon death or disability				$1,571,684	$1,571,684
Termination without cause or resignation for good reason following a change in control	$318,750			$903,079	$1,221,829
Sagi Dudai
Termination without cause or resignation for good reason					$—
Termination upon death or disability				$582,114	$582,114
Termination without cause or resignation for good reason following a change in control				$648,434	$648,434
Susan Quackenbush					$—
Termination without cause or resignation for good reason	$270,000				$270,000
Termination upon death or disability				$509,891	$509,891
Termination without cause or resignation for good reason following a change in control	$270,000			$557,017	$827,017

(1)
The payments relating to stock options represent the value of unvested stock options as of December 31, 2019 that would be accelerated upon the various termination of employment events, calculated by multiplying the number of shares underlying unvested options by the excess of the closing price of our common stock on December 31, 2019 $7.41 over the exercise price.

(2)	The payments relating to restricted stock units represent the value of unvested and accelerated restricted stock units as of December 31, 2019 calculated by multiplying the number of unvested shares that would be accelerated by the various termination events by the closing price of our common stock on December 31, 2019 $7.41.

CEO Pay Ratio

Below is (i) the 2019 annual total compensation of our CEO; (ii) the 2019 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee, and (iv) the methodology we used to calculate our CEO pay ratio:

CEO Annual Total Compensation*	$9,239,322
Median Employee Annual Total Compensation	$113,097
CEO to Median Employee Pay Ratio	81.69:1
* This annual total compensation is the Summary Compensation Table amount, plus certain nondiscriminatory benefits (including health insurance).

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:

•
Determined Employee Population. We began with our global employee population as of December 31, 2019, including full-time, part-time, and seasonal or temporary workers, employed by our Company or consolidated subsidiaries, but excluding our CEO. It also excludes the following: third-party contractors, consultants, fixed-term employees, interns and employees on Leave of Absence.

•
Identified the Median Employee. We calculated compensation for each employee using annual base salary as of December 31, 2019, plus performance year 2019 cash incentives (paid in March 2020), 2019 sales commissions and equity awards granted in 2019. We estimated total compensation using a method similar to the Summary Compensation Table rules, but excluded employer health insurance contributions and the value of other benefits, and then identified the median employee.

•
Calculated CEO Pay Ratio. We calculated our median employee’s annual total compensation for 2019 according to the SEC’s instructions for preparing the Summary Compensation Table. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

We are committed to continuing to make Vonage a "Destination Place to Work", which includes our continued investment in our employees at all levels through performance-based compensation that balances risk and reward, supports professional growth and development, and offers affordable benefits and programs that meet the diverse needs of our employees and their families.

DIRECTOR COMPENSATION
We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our Directors expend in fulfilling their duties as well as the skill-level required by us of members of our Board, as well as the overall level and mix of compensation compared to industry- and size-relevant peers, referencing data compiled by the compensation committee's independent compensation consultant, Meridian Compensation Partners, LLC.
Cash Compensation Paid to Board Members
Directors' annual retainer fees for 2019 were as follows:

• Chairman of the Board annual retainer*	$125,000
• Base annual retainer for all other non-executive Directors*	$80,000
• Additional annual retainers*:
• Lead director	$25,000
• Audit committee chair	$25,000
• Other audit committee members	$5,000
• Compensation committee chair	$15,000
• Nominating and governance committee chair	$10,000
• Other compensation committee and nominating committee members	$—
*       Pro-rated for actual service during the twelve-month period covered by the retainer.
We reimburse all Directors for reasonable and necessary expenses they incur in performing their duties as Directors of our Company. In addition, our Board of Directors has authority to make payments to Directors performing services determined by our Board of Directors, upon recommendation of the nominating and governance committee, to be extraordinary services which significantly exceed customary and routine services performed by a director, in an amount determined by our Board of Directors to be appropriate compensation for the services performed. Until 2019, we provided health, vision and dental benefits to our Chairman of the Board.
Equity-Based Grants to Board Members and Stock Ownership Guidelines for Directors
For 2019, on the first day of each quarter, non-employee Directors of our Company were awarded shares of common stock worth $28,750 (1.5x such share amount of common stock for Mr. Citron), except for Ms. Hung and Ms. Hauser who joined our Board during the third quarter of 2019. The stock price used to calculate the number of shares of stock to be granted, all of which are fully vested, is the closing price of our common stock on the New York Stock Exchange or Nasdaq (as applicable) on the date of grant, or if such date is not a trading day, the closing selling price on the trading day immediately preceding the date of grant. In order to be eligible for grants, a non-employee director must have served on our Board for the entire previous quarter.

Our Board of Directors has adopted stock ownership guidelines requiring our non-employee Directors to maintain a minimum equity stake in the Company during their tenure as director. Our Board of Directors believes that these requirements help to ensure an alignment of director interests with those of shareholder interests and promote a focus on long-term growth. Non-employee Directors must maintain a stock ownership level equal to three times our annual Board retainer in due course, following his or her accumulation of stock awards described above. As of the Record Date, Mr. Chopra, Mr. Citron, Ms. Katz, Mr. Roberts, and Mr. Steele owned the minimum amount. Shares included in the calculation to assess compliance with the guidelines include shares owned outright. Each non-employee director must retain 50% of net stock options exercised or stock delivered from stock awards until the guidelines are met. Directors may be exempted from the guidelines and/or the retention ratio due to financial hardship as determined by the compensation committee in its discretion.

2019 Director Compensation
The following table summarizes the compensation paid by us to non-employee Directors for the year ended December 31, 2019.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Jeffrey A. Citron	$125,000	$172,453	$297,453
Naveen Chopra	$85,000	$114,979	$199,979
Stephen Fisher	$80,000	$114,979	$194,979
Carolyn Katz	$100,000	$114,979	$214,979
John J. Roberts	$130,000	$114,979	$244,979
Gary Steele	$80,000	$114,979	$194,979
Hamid Akhavan	$80,000	$114,979	$194,979
Michael McConnell (2)	$96,667	$57,489	$154,156
Priscilla Hung (2)	$27,820	$—	$27,820
Jan Hauser (2)	$21,520	$—	$21,520
 ____________

(1)
The amounts shown are the grant date fair value, calculated in accordance with FASB ASC 718 by multiplying the number of shares awarded by the closing price of our common stock on the date of grant. Stock awards were granted to directors on the first date of each quarter. The closing prices for our common stock were $8.73 on January 1, 2019, $10.06 on April 1, 2019, $11.55 on July 1, 2019, and $11.08 on October 1, 2019, respectively. Mr. Citron was granted 4,939, 4,285, 3,733, and 3,891 shares on January 1, 2019, April 1, 2019, July 1, 2019, and October 1, 2019, respectively. Mr. Chopra, Mr. Fisher, Ms. Katz, Mr. Roberts, Mr. Steele, and Mr. Akhavan were granted 3,293, 2,857, 2,489, and 2,594 shares on January 1, 2019, April 1, 2019, July 1, 2019, and October 1,2019, respectively. Mr. McConnell was granted 2,489 and 2,594 on July 1, 2019 and October 1, 2019, respectively.

(2)	Mr. McConnell, Ms. Hung, and Ms. Hauser were appointed to the Board on March 15, 2019, August 26, 2019, and September 24, 2019, respectively.
As of December 31, 2019, Directors held options for the following aggregate number of shares:

Name	Number of Shares Underlying Outstanding Stock Options
Carolyn Katz	150,000
John J. Roberts	110,000

(1)	Represents options granted under our director compensation programs only. See Stock Ownership Information below for more information regarding the equity ownership of our officers and Directors.

STOCK OWNERSHIP INFORMATION
The following table sets forth information regarding the beneficial ownership of our common stock as of April 14, 2020 by:

•	each person or group who is known by us to own beneficially more than 5% of our common stock;

•	each of our Directors and director nominees;

•	each of our named executive officers, as defined under SEC rules; and

•	all of our current Directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 14, 2020 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned. Except as indicated below, the address for each shareholder, director or named executive officer is 23 Main Street, Holmdel, New Jersey 07733.
This table assumes 245,338,067 shares of common stock outstanding as of April 14, 2020.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Beneficial Owners of More than 5%
BlackRock, Inc. (1)	32,369,040	13.19%
The Vanguard Group, Inc. (2)	24,410,065	9.95%
Directors, Director Nominees, and Named Executive Officers
Jeffrey A. Citron (3)	9,685,526	3.95%
Alan Masarek (4)	3,650,078	1.49%
David T. Pearson (5)	653,155	*
Sagi Dudai (6)	387,016	*
Susan Quackenbush (7)	233,624	*
Dennis Fois (8)	—	*
Omar Javaid (9)	484,127	*
Carolyn Katz (10)	257,034	*
Stephen Fisher (11)	42,958	*
Hamid Akhavan (12)	41,660	*
Michael McConnell (13)	28,227	*
John J. Roberts (14)	248,954	*
Gary Steele (15)	50,206	*
Priscilla Hung (16)	8,144	*
Jan Hauser (17)	8,144	*
All Directors and executive officers as a group (21 persons)	15,947,096	6.50%

*	Less than one percent.

(1)
Based on an amendment to Schedule 13G/A filed on February 10, 2020 by Blackrock, Inc. disclosing sole voting power over 31,900,653 shares of common stock and sole power to dispose of or direct the disposition of 32,369,040 shares of common stock. The address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10022.

(2)
Based on an amendment to Schedule 13G/A filed February, 12 2020 by The Vanguard Group, Inc. disclosing sole voting power over 390,933 shares of common stock, shared power to vote over 40,194 sole power to dispose of or direct the disposition of 24,007,274 shares of common stock and shared power to dispose of or direct the disposition of 402,791 shares of common stock. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Includes (i) 154,230 shares owned by Kyra Elyse Citron 2016 Florida Descendants Trust; (ii) 325,000 shares owned by Kyra Elyse Citron 2015 Beneficiaries Trust; (iii) 158,628 shares owned by Noah Aidan Citron 2016 Florida Descendants Trust; and (iv) 325,000 shares owned by Noah Aidan Citron 2015 Beneficiaries Trust.

(4)	Includes 2,700,000 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(5)	Includes 500,000 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(6)	Includes 0 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(7)	Includes 0 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(8)	Mr. Fois' restricted stock units were forfeited prior to vesting.

(9)	Includes 0 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(10)	Includes 150,000 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(11)	Includes 0 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(12)	Includes 0 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(13)	Includes 0 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(14)	Includes 100,000 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(15)	Includes 0 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(16)	Includes 0 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

(17)	Includes 0 shares of common stock issuable upon exercise of stock options or RSUs which become exercisable or vest within 60 days of the Record Date.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	15,116,512	$8.02	23,145,197
Equity compensation plans not approved by security holders (2)	219,042	$1.79	296,226
Total	15,335,554		23,441,423
 ________________

(1)
Includes awards outstanding under the Company's 2015 Equity Incentive Plan (the "2015 Plan") and prior shareholder approved plans. Any shares underlying options that are canceled or expire without exercise will become available for issuance under the 2015 Plan. Awards under the 2015 Plan may include restricted stock, unrestricted stock, restricted stock units, stock appreciation rights, performance shares or other equity-based awards, as our Board of Directors or compensation committee may determine.

(2)
Consists of shares issuable under the Nexmo Inc. 2011 Stock Plan, which stock options were assumed by the Company upon the June 3, 2016 acquisition of Nexmo Inc. The plan is listed as "not approved" because the Nexmo Inc. 2011 Stock Plan was not subject to separate line item approval by Vonage's shareholders when the merger, which included the assumption of this plan, was approved.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal year 2019, our Directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements, except for one late Form 4 filing by Mr. Levi in August 2019.
In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, filed with the Securities and Exchange Commission and the written representations of our Directors, executive officers and 10% shareholders.

EXECUTIVE OFFICERS OF VONAGE
Set forth below is certain information concerning our executive officers.

Alan Masarek, Chief Executive Officer. See biographical information above under "Nominees for Terms Expiring in 2020 (Class I and Class II Directors)."
David T. Pearson, Chief Financial Officer. Mr. Pearson, age 54, has served as Chief Financial Officer since May 1, 2013. Mr. Pearson joined the Company from Deutsche Bank Securities, where he spent over nine years as a Managing Director and was Global Media & Telecom Group Head. Prior to joining Deutsche Bank, he worked at Goldman, Sachs & Co. for nine years, in his final position as Managing Director in the firm's Technology, Media & Telecommunications practice. While at Goldman, he focused on advising major telecommunications and wireless providers and also advised on cable, broadcasting and technology transactions. Mr. Pearson started his career as a consultant at Coopers & Lybrand, where he worked on strategy, business process re-engineering and emerging market privatization projects, all within the global telecommunications industry. On January 13, 2020, we announced that David Pearson plans to retire. Mr. Pearson will serve as the Chief Financial Officer through May 2020, and may subsequently serve as a special advisor for transition purposes.
David Levi, Senior Vice President and Principal Accounting Officer. Mr. Levi, age 59, joined us in April 2017 as Senior Vice President and Principal Accounting Officer. Mr. Levi has more than 20 years of experience leading global finance teams across numerous industries and companies, including Bristol-Myers Squibb (BMS), The New York Times and Thomson Reuters. Prior to joining Vonage, Mr. Levi was Executive Director - Global Financial Compliance and Controls, and US Controller at BMS, January 2005 to April 2017. Prior to that, Mr. Levi served in senior Finance positions at other companies as Controller, Financial Reporting Director and as an audit manager at PriceWaterhouseCoopers.
Jay Patel, Chief Product Officer. Age, 52. Mr. Patel has been our Chief Product Officer since 2019. Mr. Patel joined Vonage in May of 2016. Prior to Vonage, he was a Vice President at Motorola Mobility where he held various senior-level roles. Areas of focus included: corporate strategy, product development, and customer–facing roles. As Chief Product Officer, Mr. Patel leverages his more than 20 years of experience building and guiding top-performing product development teams, with a focus on advancing product strategy, defining and executing on the Company's product roadmap. Mr. Patel has a proven record of accomplishment in technology planning, product development, and market introduction. His vast experience has allowed him to develop solid leadership skills to communicate effectively with management, customers, suppliers, and internal organizations. Mr. Patel holds a BS Degree in Electrical Engineering from the University of Illinois at Chicago.

Omar Javaid, President, API Platform Group.Mr. Javaid, age 48, joined us in August 2015 as Chief Product Officer. Mr. Javaid has more than 20 years of experience creating award-winning products in the technology industry with a focus on telecommunications, media and cloud product development in the enterprise and consumer space. He joined Vonage from Rovi Corporation (now Tivo), a cloud enterprise software Company for media discovery, where he was Senior Vice President and General Manager of Discovery and Cloud Platforms since June 2014. Prior to Rovi, Mr. Javaid held positions as Vice President and General Manager of Commercial Mobility, and Vice President of Product Management and Marketing for Hewlett-Packard. He has also held executive positions at Motorola Mobility and Qualcomm, Inc. An entrepreneur, Mr. Javaid founded and led two successful technology startups.

Randy Rutherford, Chief Legal Officer. Mr. Rutherford, age 46, has been our Chief Legal Officer since December 2016. Mr. Rutherford joined us in November 2011 as Vice President, Law, and served as Vice President, Law and Deputy General Counsel beginning in October 2015. Previously, Mr. Rutherford was a partner at Day Pitney LLP from January 2009 through November 2011 and has over 20 years of experience advising senior management and boards of directors on corporate governance, securities law, executive compensation, capital markets, and mergers & acquisitions matters.

Rishi Dave, Chief Marketing Officer. Mr. Dave, age 45, joined us in October 2018 and serves as our Chief Marketing Officer. He joined Vonage from Dun & Bradstreet, where he served as Chief Marketing Officer since February 2014. Prior to that, Mr. Dave was Executive Director, Digital Marketing for Dell's B2B business. He also held roles that focused on Dell’s global web analytics strategy and worked on Dell’s CEO level strategy as part of Dell’s Corporate Strategy group. He has spent his career in the technology industry with marketing, business development and consulting roles at Rivio, Inc., Trilogy Software, and Bain & Company. Mr. Dave holds B.S. and A.B. in Chemical Engineering and Economics with Honors from Stanford University and an MBA in Marketing from the Wharton School, University of Pennsylvania.
Rodolpho Cardenuto, President, Applications Group. Mr. Cardenuto, age 60, joined us in December 2019. Prior to joining Vonage, he held various positions of increasing responsibility at SAP, a market leader in end-to-end enterprise application software, database, analytics, intelligent technologies and experience management. These positions included President of SAP Americas from January 2013 to May 2014 and, most recently, President of Global Partner Operations from May 2014. Before SAP, Rodolpho was Director of Industry Sales and Alliances for Latin America & the Caribbean region at Hewlett-Packard (HP). Mr. Cardenuto has held senior leadership roles at both growth companies and large multinationals. He brings to Vonage more than 20 years of global sales, marketing and operations experience in software, IT and B2B SaaS, with proven results in driving growth in the enterprise space through existing and new channels, globally.
Sagi Dudai, Chief Technology Officer. Mr. Dudai, age 46, joined us in May 2012 and previously served as our Senior Vice President of Software Engineering. Prior to joining Vonage, Mr. Dudai held engineering leadership roles at various technology companies and positioned three startups, Mercury Interactive, TelMap & fring, which were acquired by Hewlett-Packard, Intel and GenBand, respectively. Prior to his corporate positions, Mr. Dudai worked on a number of classified software and hardware engineering projects for Israeli intelligence.
Sanjay Macwan, Chief Information Security Officer. Mr. Macwan, age 52 has been our Chief Information Security Officer since June 2019. He joined Vonage in July 2018 as SVP, Enterprise Engineering and Networks, leading Vonage's enterprise platform and engineering teams to drive innovation and new development in the Company's solutions for Enterprise customers. With more than 20 years of experience in technology leadership, strategy and execution, Mr. Macwan has built and led highly successful technology innovation programs that have delivered transformation, operational efficiency and a sustained culture of innovation across multiple industries. Prior to Vonage, he was the Senior Vice President and Chief Technology Officer at NBCUniversal from January 2014 to August 2017, focusing on driving innovation across all lines of business. As an adjunct professor at the University of Pennsylvania, Mr. Macwan teaches an Emerging Technology Ventures class. He is an inventor or a co-inventor on 41 U.S. patents in areas of mobility, multimedia, content, security, and cloud.
Susan Quackenbush, Chief Human Resources Officer. Ms. Quackenbush, age 55, joined us in November 2015 as Chief Human Resources Officer. Ms. Quackenbush has over 25 years of experience, spending 18 years in human resources and eight years in corporate finance. She joined Vonage from Presidio, Inc., where she served as Chief Human Resources Officer from 2012. Prior to that, Ms. Quackenbush was Vice President of Human Resources at DMG Information & Events. Earlier, she was Head of Human Resources, Global Banking & Financial Markets, for BT (British Telecommunications). Ms. Quackenbush has also held executive roles at Thomson Reuters, R.H. Donnelley, Honeywell and Ford Motor Company.
Vinod Lala, Chief Strategy Officer. Mr. Lala, age 51, joined us in June 2014 to lead Vonage’s transformation strategy and corporate development, leveraging his cloud technology, corporate investment and strategic advisory experience. He currently manages corporate strategy and development, financial planning & analysis and investor relations as well as debt and capital markets financings. Prior to Vonage, Mr. Lala was at Guggenheim Partners, where he was a Managing Director and led principal investments and mergers & acquisitions in cloud technology and communications. Prior to joining Guggenheim in 2011, Mr. Lala was a Managing Director in the Global Mergers & Acquisitions Group at Deutsche Bank, where he focused on communications, technology and media, and advised global businesses and their boards on corporate strategy, M&A and financing.

Dennis Fois, Former President, Applications Group. Mr. Fois, age 44, joined Vonage in October 2018 as President and General Manager of the Applications Group. Mr. Fois left the Company, effective April 30, 2019. Mr. Fois joined the Company following the acquisition of NewVoiceMedia, where he served as Chief Executive Officer since January 2018. Prior to NewVoiceMedia, Mr. Fois served as Chief Executive Officer of Rant & Rave since January 2014.

VONAGE HOLDINGS CORP.
23 MAIN STREET
HOLMDEL, NJ 07733
PROXY STATEMENT
GENERAL INFORMATION
For Our Annual Meeting of Shareholders to be held on June 11, 2020
Vonage Holdings Corp. (referred to as “we,” “us,” “our,” “the Company,” or “Vonage” in this document) has made these materials available to you on the Internet, or, upon your request, has delivered the printed proxy materials to you because our Board of Directors is soliciting your proxy to vote at our 2020 Annual Meeting of Shareholders. The annual meeting will be held on Thursday, June 11, 2020, at 10:00 a.m., local time, at via live webcast at www.virtualshareholdermeeting.com/VG2020. If the annual meeting is adjourned or postponed for any reason, the proxies may be used at any adjournments or postponements of the annual meeting. A replay of the webcast will be available on the Investor Relations section of our website through at least July 10, 2020.
This proxy statement summarizes information about the proposals to be considered at the 2020 Annual Meeting and other information you may find useful in determining how to vote. We have mailed a Notice of Internet Availability of Proxy Materials to shareholders and are posting our proxy statement at http://ir.vonage.com/ or have mailed a printed copy of proxy materials on or about April 27, 2020. Included with the proxy statement is a copy of our 2019 annual report, including our Form 10-K for the year ended December 31, 2019 (without exhibits). We sometimes refer to the year ended December 31, 2019 as “fiscal year 2019” in this proxy statement.
OTHER INFORMATION
Our Form 10-K for fiscal year 2019, as filed with the Securities and Exchange Commission, or SEC, which includes our audited financial statements, is available free of charge on the Investor Relations section of our website at http://ir.vonage.com/ or through the SEC's electronic data system at www.sec.gov. To request a printed copy of our Form 10-K (without exhibits), which we will provide to you free of charge, you may write to Vonage's Investor Relations Department at Vonage Holdings Corp., 23 Main Street, Holmdel, NJ 07733 or call us at 732.365.1328 or send an email through the Vonage Investor Relations website at http://ir.vonage.com/.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these proxy materials?
A: Our Board of Directors has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Shareholders of Vonage Holdings Corp. to be held on Thursday, June 11, 2020 at 10:00 a.m., local time.

Q: What is included in the proxy materials?
A: The proxy materials include:

•	Our proxy statement for our 2020 Annual Meeting; and

•	Our 2019 Annual Report to Shareholders (“Annual Report”) which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

•	If you received printed versions of these materials by mail, these materials also include the proxy card or a voting instruction form for the Annual Meeting.

Q: What information is contained in this proxy statement?
A: The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our Directors and most highly paid executive officers in 2019, and certain other required information.

Q: Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of printed proxy materials?

A: In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead the Notice of Internet Availability of Proxy Materials (“Notice”), which we mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials on the Notice.

Q: Why a Virtual Meeting?
A: We are excited to embrace technology for our annual meeting that will provide expanded access, improved communications and cost savings for our shareholders and the Company. Hosting a virtual meeting will also enable increased shareholder attendance and participation since shareholders can participate from any location around the world. We believe that the virtual meeting is aligned with our vision and values as a leading provider of cloud communications services for businesses and consumers.
You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VG2020. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to make statements and ask questions.

Q: How can I access the proxy materials over the Internet?
A: The Notice will contain instructions on how to:

•	View our proxy materials for the Annual Meeting on the Internet and vote your shares; and

•	Request a printed copy of the proxy materials.

Our proxy materials are also available on our Investor Relations website at http://ir.vonage.com/.
Choosing to take advantage of the availability of proxy materials on the Internet or by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment.

Q: What shares can I vote?
A: Each share of Vonage common stock issued and outstanding as of the close of business on April 14, 2020, which we refer to as the Record Date, is entitled to vote on all items being voted on at the annual meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner in street name through a broker, trustee or other nominee such as a bank. On the Record Date, we had 245,338,067 shares of common stock issued and outstanding.

Q: How many votes am I entitled to per share?
A: Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.
Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A: Most Vonage shareholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and the Notice was sent directly to you by Vonage. As the shareholder of record, you have the right to grant your voting proxy directly to Vonage or to vote in person at the annual meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the Notice and in the question, “How can I vote my shares without attending the annual meeting?” below.
Beneficial Owner
If your shares are held in a brokerage account or by a trustee or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice or printed copies of proxy materials was forwarded to you by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the annual meeting.
Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. Your broker, trustee or other nominee can provide you information on how to obtain a “legal proxy.” Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.
Q: How can I attend and vote at the annual meeting?
A: You are entitled to attend the annual meeting only if you were a Vonage shareholder or joint holder as of the Record Date, the close of business on April 14, 2020, or you hold a valid legal proxy for the annual meeting. We will be hosting the 2020 Annual Meeting live via webcast. A summary of the information you need to attend the annual meeting online is provided below:

•	Any shareholder can attend the 2020 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/VG2020

•	Webcast starts at 10:00 a.m. local time on June 11, 2020

•	Shareholders may vote and submit questions while attending the annual meeting on the Internet

•	Please have your 12-Digit Control Number to enter the annual meeting

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VG2020

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/VG2020 on the day of the annual meeting

•	Webcast replay of the annual meeting will be available at least until July 10, 2020

Even if you plan to attend the 2020 Annual Meeting, we encourage you to vote your shares in advance of the meeting.
Q: How can I vote my shares without attending the annual meeting if I am a shareholder of record?
A: If you are a shareholder of record, you may direct how your shares are voted without attending the annual meeting.
By Internet— If you are a shareholder of record and received a Notice, you may vote by proxy at http://ir.vonage.com/ by following the instructions in the Notice. Shareholders of record of Vonage common stock that received printed proxy materials with Internet access may submit proxies by following the “VOTE BY INTERNET” instructions on their proxy cards until 11:59 p.m., Eastern Time, on June 10, 2020.
By Telephone— Shareholders of record of Vonage common stock that received printed proxy materials who live in the United States or Canada may submit proxies by following the “VOTE BY TELEPHONE” instructions on their proxy cards until 11:59 p.m., Eastern Time, on June 10, 2020.
By Mail— Shareholders of record of Vonage common stock that received printed proxy materials may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted.
Q: How can I vote my shares without attending the annual meeting if I am a beneficial owner of shares held in street name?
A: As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other holder of record how to vote your shares, and it is required to vote your shares in accordance with your instructions. We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record to vote via the Internet, by telephone or by mail.
Q: Can I change my vote?
A: You may change your vote at any time prior to the vote at the annual meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to Vonage's Corporate Secretary at Vonage Holdings Corp., 23 Main Street, Holmdel, NJ 07733 prior to your shares being voted, or by attending the annual meeting on the Internet and voting. Attendance at the meeting on the Internet will not cause your previously granted proxy to be revoked unless you specifically so request prior to the vote at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction it has provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting while attending the annual meeting on the Internet.
Q: How many shares must be present or represented to conduct business at the annual meeting?
A: The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock of Vonage must be present in person or represented by proxy. Broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.
Q: What is the voting requirement to approve each of the proposals?
A: Directors in an uncontested election are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted “FOR” a candidate for election as director must exceed the number of votes cast “AGAINST” that director. Votes withheld and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of Directors.

We have also implemented a Director Resignation policy, applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. For more information see "Proposal No. 1 - Election of Directors" below. Our Board of Directors recommends a vote “FOR” all nominees.
The proposal to ratify the appointment of Deloitte and Touche, LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and voting on the proposal at the annual meeting. Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the voting results. A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with this proposal Our Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Deloitte and Touche, LLP to serve as Vonage's independent registered public accounting firm for the year ending December 31, 2020.
The advisory vote to approve executive compensation is not binding. We will consider shareholders to have approved the proposal if there are more votes cast "FOR" the proposal than "AGAINST". Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the voting results. Our Board of Directors recommends that the shareholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.
Q: What is the effect of not casting a vote or not providing voting instructions?
A: If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers have discretionary voting power with respect to ratification of the appointment of Deloitte and Touche, LLP, but not for the election of Directors, or the advisory vote to approve executive compensation. We encourage you to provide instructions to your broker, trustee or other nominee regarding the voting of your shares.
If you are a shareholder of record and do not vote by submitting a proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting. If you are a shareholder of record and return your signed proxy card but it does not indicate any voting instructions, such proxy will be voted with the recommendations of the Board of Directors. The Board of Directors' recommendations are indicated under question "What is the voting requirement to approve each of the proposals?" above, as well as with the description of each proposal in this proxy statement.
Q: What happens if additional matters are presented at the annual meeting?
A: Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.
Q: Who will serve as inspector of elections?
A: The inspector of elections will be a representative from Broadridge Investor Communications Services.
Q: What should I do if I receive more than one set of voting materials?
A: You may receive more than one Notice or proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice or voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than Notice or proxy materials. Please review the instructions and vote your shares on each Notice, proxy card and voting instruction card that you receive.

Q: What is “householding” and how do I revoke my consent to the householding program?
A: Vonage has adopted a procedure called “householding,” which the SEC has approved. Under this procedure we deliver a single copy of the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. Vonage adopted the householding method to reduce the amount of duplicative material that its shareholders receive and to lower printing and mailing costs. Householding is in effect for the 2020 Annual Meeting of Shareholders and will remain in effect for all future annual meetings.
Upon request, we will deliver promptly a separate copy of the copy of the Notice and, if applicable, the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. You may request separate copies by notifying us in writing or verbally that you wish to opt out of the householding program at:
Vonage Investor Relations
23 Main Street
Holmdel, NJ 07733
732.365.1328
You may opt out of householding at any time 30 days prior to the mailing of proxy materials. If you own our common stock in street name (such as through a broker), please notify your broker if you wish to continue to receive multiple copies of the Notice and, if applicable, the proxy materials.
Shareholders who share an address and receive multiple copies of the proxy materials can request to receive a single copy of these materials by following the instructions above. Shareholders can also revoke their consent and receive separate copies of these documents in the future by following the instructions above.
Q: How may I obtain a copy of our 2019 annual report and proxy materials?
A: Any shareholder may request copies of our annual report, including our Form 10-K (without exhibits), and proxy materials by sending an e-mail through the Vonage Investor Relations website at http://ir.vonage.com/, calling 732.365.1328 or writing to:
Vonage Investor Relations
23 Main Street
Holmdel, NJ 07733

We will promptly deliver the requested copies. Current and prospective investors can access or order free copies of our annual report, including our Form 10-K (without exhibits) and proxy statement by following these same instructions.
Q: Who will bear the cost of soliciting votes for the annual meeting?
A: Vonage is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing, and distributing the Notices and proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our Directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained Broadridge Inc. at an estimated cost of $7,500, plus expenses, to assist in the solicitation of proxies.
Q: What is the deadline to propose actions for consideration at the 2021 annual meeting of shareholders or to nominate individuals to serve as Directors?
A: You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Shareholder Proposals: Any shareholder proposals (other than proposals to nominate Directors) intended to be presented at an annual meeting of shareholders called for a date between May 12, 2021 and July 11, 2021 and to be considered for inclusion in our proxy materials must be received by December 28, 2020 and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934. Shareholder proposals failing to comply with the procedures of Rule 14a-8 will be excluded from our proxy materials. Proposals should be addressed to:
Vonage Holdings Corp.
Attn: Corporate Secretary
23 Main Street
Holmdel, NJ 07733
For a shareholder proposal (other than proposals to nominate Directors) intended to be presented at an annual meeting of shareholders that is not intended to be included in Vonage's proxy statement under Rule 14a-8, the shareholder must (1) provide the information required by Section 1.11 of our Amended and Restated By-laws and (2) give timely notice to the Corporate Secretary of Vonage in accordance with our Amended and Restated By-laws, which, in general, require that the notice be received by the Corporate Secretary of Vonage:

•	not earlier than February 11, 2021, and

•	not later than March 13, 2021.
Nomination of Director Candidates: You may propose director candidates for consideration by the Board of Directors' nominating and governance committee. Any such recommendations should include the nominee's name and qualifications for Board of Directors membership and should be directed to the Corporate Secretary of Vonage at the address of our principal executive offices set forth above. For additional information regarding shareholder recommendations for director candidates, see “Corporate Governance—Director Nomination Process” below in this proxy statement.

In addition, our bylaws permit shareholders to nominate directors for election at an annual shareholder meeting. To nominate a director, the shareholder must provide the information required by Section 1.10 of our bylaws. In addition, the shareholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Shareholder Proposals” for shareholder proposals that are not intended to be included in our proxy statement under Rule 14a-8.
Copy of Bylaw Provisions: You may contact our Corporate Secretary at Vonage Holdings Corp., Attn: Corporate Secretary, 23 Main Street, Holmdel, NJ 07733 for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

APPENDIX A
VONAGE HOLDINGS CORP.
RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	For the Years Ended December 31,
	2019	2018	2017
Income from operations	$6,763	$51,911	$59,391
Depreciation and amortization	86,256	70,980	72,523
Share-based expense	45,242	33,020	30,105
Acquisition related transaction and integration costs	701	14,645	172
Amortization of costs to implement cloud computing arrangements	1,362	—	—
Acquisition related consideration accounted for as compensation	—	1,425	12,782
Change in contingent consideration	—	—	—
Organizational transformation	14,533	4,331	5,101
Loss on sublease	—	—	—
Other non-recurring items.	3,289	1,742	—
Adjusted OIBDA	158,146	178,054	180,074
Less:
Capital expenditures	(20,273)	(19,032)	(21,915)
Intangible assets	(318)	—	—
Acquisition and development of software assets	(28,488)	(7,714)	(11,374)
Adjusted OIBDA Minus Capex	$109,067	$151,308	$146,785

VONAGE HOLDINGS CORP.
RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO VONAGE TO
NET INCOME ATTRIBUTABLE TO VONAGE EXCLUDING ADJUSTMENTS
(Dollars in thousands)
(unaudited)

	For the Years Ended December 31,
	2019	2018	2017
Net income attributable to Vonage	$(19,482)	$35,728	$(33,933)
Amortization of acquisition - related intangibles	56,927	37,940	36,545
Amortization of costs to implement cloud computing arrangements	1,362	—	—
Acquisition related costs	701	14,645	172
Acquisition related consideration accounted for as compensation	—	1,425	12,782
Change in contingent consideration	—	—	—
Amortization of debt discount	6,431	—	—
Organizational transformation	14,533	4,331	5,101
Loss on sublease	—	—	—
Tax impact on Tax Cuts and Jobs Act	—	—	69,378
Other non-recurring items.	3,289	1,742	—
Tax effect on adjusting items	(17,481)	(15,131)	(22,558)
Net income attributable to Vonage excluding adjustments	$46,280	$80,680	$67,487
Net income attributable to Vonage per common share:
Basic	$(0.08)	$0.15	$(0.15)
Diluted	$(0.08)	$0.14	$(0.15)
Weighted-average common shares outstanding:
Basic	242,018	237,499	225,311
Diluted	242,018	248,892	225,311
Net income attributable to Vonage excluding adjustments per common share, excluding adjustments:
Basic	$0.19	$0.34	$0.30
Diluted	$0.19	$0.32	$0.28
Weighted-average common shares outstanding:
Basic	242,018	237,499	225,311
Diluted	250,034	248,892	241,933

VONAGE HOLDINGS CORP.
FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	For the Years Ended December 31,
	2019	2018
Net cash provided by operating activities	$92,926	$123,205
Less:
Capital expenditures	(20,273)	(19,032)
Intangible assets	(318)	—
Acquisition and development of software assets	(28,488)	(7,714)
Free cash flow	$43,847	$96,459

SCAN TO
VIEW MATERIALS & VOTE

VONAGE HOLDINGS CORP.
23 MAIN STREET
HOLMDEL, NJ 07733

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VG2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D09117-P32574 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VONAGE HOLDINGS CORP.

A. Election of Directors

The Board of Directors recommends you vote FOR the listed nominees.

Nominees:	For	Against	Abstain
1a. Hamid Akhavan	☐	☐	☐
1b. Jan Hauser	☐	☐	☐
1c. Priscilla Hung	☐	☐	☐
1d. Carolyn Katz	☐	☐	☐
1e. Alan Masarek	☐	☐	☐
1f. Michael McConnell	☐	☐	☐
1g. John Roberts	☐	☐	☐
1h. Gary Steele	☐	☐	☐

B. Issues

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
3. To approve our named executive officers' compensation in an advisory vote.	☐	☐	☐

NOTE: To transact other business as may properly come before the meeting or any adjournment thereof.

C. Authorized Signatures

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at http://ir.vonage.com.

D09118-P32574

VONAGE HOLDINGS CORP.
Annual Meeting of Stockholders
June 11, 2020 10:00 AM local time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) revoking all prior proxies hereby appoint(s) Randy Rutherford and Hunter Blankenbaker, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VONAGE HOLDINGS CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, local time on June 11, 2020 live via the Internet at www.virtualshareholdermeeting.com/VG2020 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side